Exhibit 10.2

Taishin International Bank

General Agreement for Financial Transaction

Taishin International Bank

General Agreement for Financial Transaction

The Customer and Taishin International Bank (hereinafter referred to as “the Bank”) agree to use this General Agreement for Financial Transaction (hereinafter referred to as “this Agreement”) as the standard of both parties in terms of Financial Transactions that have been made or to be made. All requirements, instructions, confirmations, transactional contracts and other documents signed or issued by the Customer apply to all promises of this Agreement and constitute one part of this Agreement, unless otherwise expressly stated in this Agreement. All transactions made in accordance with this Agreement and confirmations that proved transactions, along with this Agreement, constitute the single consensus between the Customer and the Bank.

Chapter I General Terms and Conditions

1.	Definition

Unless otherwise specified, the following definitions will apply to the situations below within this Agreement and Individual Transactional Contracts:

(1)	“Financial Transaction” or “Transaction”: Financial Transactions made from time to time between the Bank and the Customer, including but not limited to Spot transactions or Forward transactions of Currency, Currency exchange, exchange rate Option, Forward Rate Agreement, index swap, Cross Currency Swap, Exchange of Assets, Structured Products, Credit Derivatives, Equity Derivatives, Commodity Derivatives, and all other financial derivative transaction contracts. All Financial Transactions within this Agreement are not protected by deposit insurance.
(2)	“Business Day”: Refers to the Business Day of the Bank in the region of Taipei City in Taiwan, Republic of China, and the Foreign Currency part are applicable to the international market practice; if there are special provisions in individual transactional contracts, subject to the agreement of this contract.
(3)	“Currency”: Refers to new Taiwan Currency and any other country’s legal tender that the Bank agrees to deal with.
(4)	“Foreign Currency”: Refers to any other country’s legal tender other than new Taiwan Currency.
(5)	“Spot”: Transactions made on the trade date, the first Business Day after the transaction date or the second Business Day after the transaction date for substantive settlement or balance settlement.
(6)	“Forward”: Transactions that specify a future Business Day as the expiration date on the trade date, and deal with substantive settlement or balance settlement at a specific price and specified amount.
(7)	“Forward Rate Agreement”: Transactions that specify a future period as the interest period on the trade date, and deal with interest receipt and payment at a specific interest rate and specified amount.
(8)	“Interest Rate Swap”: Transactions that use different interest rate index of single Currency as exchange goal to exchange interest or interest differential.
(9)	“Currency Swap”: Transactions that buy (sell) some foreign exchanges in the Spot market, and at the same time sell (buy) equivalent amount of foreign exchanges in the Forward market.
(10)	“Cross Currency Swap”: Transactions that exchange principal and interest between different currencies.
(11)	“Exchange of Assets” (ECB/CB Asset Swap): Exchange of Assets that use profits and equity related convertible bonds as the target.
(12)	“Credit Derivatives”: Transactions that use credit and its relevant interest as the goal, including but not limited to credit protection transactions, credit swap, credit default swap, credit spread transactions, and so on.
(13)	“Equity Derivatives”: Transactions that use stock and its relevant interest as the goal, including but not limited to equity or equity index Option, equity or equity index exchange transactions, and so on.
(14)	“Commodity Derivatives”: Transactions that use commodity price as the goal, including but not limited to Commodity Swap, Commodity Option and Commodity Forward.
(15)	“Option”: The agreement that the capital of the Option commit that the Buyer with the Option has the right (but not the obligation) to buy/sell a target interest from/to him at the time of the exercise of the Option (including American, European, Bermuda, and so on).
(16)	“Call Option”: Refers to the right (but not the obligation) that the holder can buy a target from the Option Seller at Strike Price, which is also known as Call Option.
(17)	“Put Option”: Refers to the right (but not the obligation) that the holder can sell a target to the Option Seller at Strike Price, which is also known as Put Option.

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(18)	“Buyer”: Refers to one party who buy or hold the Option.
(19)	“Seller”: Refers to the Seller of the Option.
(20)	“Currency Option Agreement”: The transaction that the Buyer of the Option commit that Buyer with the Option has the right (but not the obligation) to buy a designated Currency from him and/or sell another designated Currency to him at the time of the exercise of the Option.
(21)	“Knock-in”: When the Spot price reaches an agreed price, the Option comes into effect.
(22)	“Knock-out”: When the Spot price reaches an agreed price, the Option becomes invalid.
(23)	“Cap”: At the agreed Fixing Date, when the market interest rate is higher than the performance interest rate, the Option Buyer has the right to execute the interest differential profit between the market interest rate and the performance interest rate (not the obligation), and the Option Seller has the obligation to pay the interest differential between the market interest rate and the performance interest rate to Buyer when the Buyer exercise the Option.
(24)	“Floor”: At the agreed Fixing Date, when the market interest rate is lower than the performance interest rate, the Option Buyer has the right to execute the interest differential profit between the market interest rate and the performance interest rate (not the obligation), and the Option Seller has the obligation to pay the interest differential between the market interest rate and the performance interest rate to Buyer when the Buyer exercise the Option.
(25)	“American”: The Option to exercise on any Business Day before expiring date (including expiring date).
(26)	“European”: The Option to exercise only on the expiring date.
(27)	“Bermuda”: The Option to exercise on any agreed Option exercise date.
(28)	“Fixing Date”: The Business Day on which price comparison is made between the market price and the contracting price.
(29)	“Premium”: Refers to the Option consideration that Option Buyer paid to Seller, that is, the amount of money Option Seller obtained due to the sale of the Option.
(30)	“Strike Price”: Refers to the consideration that should be paid for buying or selling a specified Currency or other target asset according to contract provisions when exercising the Option.
(31)	“Sold Option by Customer”: Refers to the Option that Customer sells to the Bank.
(32)	“Option with Intrinsic Value”: Refers to the situation where Buyer is willing to exercise the Option when the Option dealing goal’s Spot price is beneficial to Buyer compared with its set price.
(33)	“Maturity Date/Termination Date”: The Maturity Date of each Financial Transaction contract made according to this Agreement.
(34)	“Settlement Day”: Refers to the Business Day on which substantive settlement or balance settlement is made, unless otherwise agreed in individual transactional contract, which is usually the Fixing Date or the second Business Day after the maturity Date.
(35)	“Structured Product”: Refers to the Structured Product transaction that combines fixed income products with financial derivatives (such as Option), and it can join a large number of goals, including transactional contracts derived from interest rate, exchange rate, stock price, index, commodity, credit event or other interests and their combinations. Structured Product is not a general traditional savings account, but an investment. Its profit and loss are influenced by many factors, such as the price of the target asset, the volatility of the index or the performance, or the occurrence of the agreed credit event. In the situation where certain conditions are met, the profit of Structured Product may be higher than that of the common simple deposit rate; otherwise, it may reduce and erode the investment principal. The Bank doesn’t promise to return all investment principal when the agreement is terminated before maturity, and modest capital preservation at maturity is depending on the condition set up. Each Structured Product transaction that ordered by Customer according to this Agreement takes the Structured Product Transaction Confirmation as the voucher.
(36)	“Electronic Transmission Mode”: From time to time, the Bank decides or works out Electronic Transmission Mode for communication between the Bank and the Customer, including telephone, fax, interactive visualized information system, computer, terminal or other electronic or telecommunication equipment.
(37)	“Calculation Agent”: Refers to the calculation of each amount, interest rate, exchange rate, price, profit, cost, and so on involved in this Agreement and individual transactional contract, and the identification of the occurrence of each event referred by individual transaction’s product specification or Transaction Confirmation, as well as other conditions must be identified or calculated or adjusted by Calculation Agent.
(38)	“Customer”: If this Agreement is signed jointly by a Customer, which is a securities investment trust limited liability company (hereinafter referred to as the "trust company"), on behalf of its raised funds/private placements, together with the custodial bank, the Customer referred to in this Agreement shall, unless otherwise agreed, refer to the trust company, the custodian bank and the fund in principle. Also, this Agreement is an agreement on financial derivative instrument transactions between the funds and the Bank.
(39)	“Confirmation Letter” or “Transaction Confirmation”: means a document containing the transaction conditions (including but not limited to the amount, the term, etc.) and special terms and conditions agreed between the Customer and the Bank, which is issued by the Bank after it receives the instruction of the Customer to make a Financial Transaction.
(40)	“Close-out Amount”: For each terminated transaction, it refers to losses suffered or commonly incurred (expressed with positive figures) due to the economic interests which shall be restored in or provided to the Bank, including the economic interests (1) which shall be equivalent to that specified in the principal previsions concerning the relevant terminated transactions (including the equivalent economic interests that both parties shall pay or provide concerning terminated transaction according to this Agreement in case of no Termination Date has occurred), and economic interests (2) which shall be equivalent to the Options enjoyed by both parties in relation to the terminated transaction, or refers to the interests realized or commonly realized (expressed with negative figures) by the Bank. Any Close-out Amount shall be determined in good faith by the Bank.

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(41)	“Termination Currency”: shall be calculated in NTD, and if the NTD does not circulate freely, this shall be calculated in US dollars.
(42)	“Termination Currency Equivalent”: For amounts settled in the Termination Currency, it refers to the amount of the Termination Currency; for amounts settled in currencies other than the Termination Currency (“other currencies”), it refers to the amount of the Termination Currency required for the purchase of such amount of other currencies with a Spot rate chosen by the Bank on the relevant Termination Date, or if the Bank settles the amount on a later date, it refers to the amount of the Termination Currency required for the purchase of such amount of other currencies with the Spot rate at approximately 11:00 am Taipei time on this later date.

Except as otherwise provided in this Agreement or in the Confirmation Letters of the individual transaction contracts, the terms used in this Agreement and the Confirmation Letters of the individual transaction contracts shall give priority to the application of the latest version of the definitions made by International Swaps and Derivatives Association, Inc. (or ISDA) whenever applicable, or shall be interpreted in accordance with relevant laws of the Republic of China or current market practices.

Matters that are not covered in this Agreement are subject to the Confirmation Letters of individual transactions, condition descriptions/product descriptions or current market practices. If there are any inconsistencies between provisions, the following order of priority shall apply: verbal or written transaction contracts (including Confirmation Letters), special provisions under this Agreement, General Provisions under this Agreement.

2.	Individual Transaction Contracts
(1)	Price offering: The Customer may at any time request the Bank to provide reference prices for individual transactions. However, unless the Bank and the Customer establish separate transaction contracts in accordance with this Agreement, the prices provided by the Bank shall not be binding on neither party.
(2)	Condition description/Product description: The Bank has the right to provide a description on an individual transaction to the Customer for reference, and the Bank has the right to change any transaction conditions in the description at any time. However, unless the Bank and the Customer establish relevant transaction contracts according to this Agreement, the description provided by the Bank shall not be binding on neither party. And if there are any additions, deletions or changes made to the description, the Bank shall keep the Customer informed.
(3)	Advices: Though the Customer may ask for advices on the transactions from the Bank, the advices shall only be used for the Customer’s reference. All transactions shall be conducted in the sole judgment of the Customer. The Bank shall not be responsible for any gains or losses from the transactions. The Customer also undertakes that it will not recover any losses from the Bank in respect of any of the Bank's advices on the transactions under any circumstances. The Bank has the absolute right to refuse to provide any advices depending on the circumstances.
(4)	Offer or Instruction: The Customer must issue a transaction offer or instruction to the Bank for individual transactions. For the purpose of this Agreement, the Customer hereby requests and authorizes the Bank to accept the offer or instruction given by the Customer verbally or in writing or by any other means approved by the Bank (collectively “Instructions"). These Instructions may be withdrawn before the Bank completes the transaction. The Bank shall act in accordance with the instructions of the Customer whether they are given verbally, in writing or otherwise. Each person listed in the "Power of Attorney for Authorized Transaction Personnel" made under this Agreement shall be the person authorized by the Customer to act on his/her behalf to give instructions to the Bank. Unless and until the Bank actually receives any written notice of withdrawal or amendment of the “Power of Attorney for Authorized Transaction Personnel”, the Bank should follow the instructions of the original “authorized transaction personnel". The Customer expressly agrees that, the fact whether the instructions made by the authorized personnel who are listed in the “Power of Attorney for Authorized Transaction Personnel” are indeed the very ones executed shall rely on the records preserved by the Bank for verification. The Bank shall not be responsible for any losses suffered by the Customer (including any errors or omissions during the delivery of any instructions), except for those caused by the intentional or gross negligence of the Bank. And the Customer agrees to make up for any loss, damages, or expenses incurred or committed by the Bank due to such errors or required actions taken by the Bank. Notwithstanding the above provisions, the Bank may refuse any instructions at its discretion.
(5)	When the Bank accepts a transaction offer or instruction from the Customer, the corresponding individual transaction contract is established immediately and shall be binding on both parties. The Bank shall confirm it with the Customer in accordance with the provisions of Article 3.
(6)	Transaction documents: According to the regulations of the Bank, individual transaction contracts can be established verbally or in writing.
(7)	Verbally and in writing: “Verbally” means the instructions are delivered personally or through a phone call by the person authorized by the Customer; and the Customer agrees that the Bank may record and archive the conversation between the two parties to serve as evidence. “In writing” means that the instructions are delivered through an original (including electronic files) file or a facsimile copy or a file transmitted in a way approved by the Bank, and the Customer agrees that such a facsimile copy or a file transmitted in other ways shall have the same force as the original one, and that the Bank may act on such files for instructions, and the Customer shall raise no objection to this, and shall send the original files to the Bank for filing within ten days after the fax or transmission. If the Bank believes that the text or data in the facsimile copy is ambiguous or doubtful, it shall confirm with the Customer and the copy shall be seen as valid only after it has been confirmed. "Other means approved by the Bank" means electronic transaction or other agreed transaction methods that have been approved by the Bank.

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3.	Confirmation
(1)	Confirmation by telephone: The Bank may confirm the essential conditions of the transaction with the authorized confirmation personnel designated by the Customer via a telephone on the completion date of the transaction. If the Bank has not confirmed via telephone, the validity of the transaction shall not be affected.
(2)	Written confirmation: Except for Spot transactions, the Bank shall send a Confirmation Letter to the Customer within five Business Days from the day after the day of completion of the transaction. Once the Customer confirmed the transaction, it shall stamp on the Confirmation Letter the confirmation seal as shown in the letter of authorization, and shall send it back to the Bank. If the Customer has any doubts about the matters contained in the Confirmation Letter, it shall raise an objection immediately to the Bank by phone. The Bank shall verify the debatable transaction conditions raised by the Customer. When a verbal or written transaction differs from the information contained in the Confirmation Letter, the verbal or written transaction shall prevail. If the Customer has not filed an objection within three Business Days after the Confirmation Letter was delivered (or seen as delivered) in the manner indicated in this Agreement, it is regarded that the Customer has accepted and agreed to the content of the Confirmation Letter, and the Customer shall raise no objection. After receiving an objection notice from the Customer, the Bank will verify the objection filed by the Customer and make a decision. The decision made by the Bank shall prevail unless it is obviously erroneous. If the Bank has verified that the Confirmation Letter was incorrect, the Confirmation Letter shall be resent. If the Customer has completed delivery or settlement before sending back the Confirmation Letter, it shall be deemed that the transaction has been confirmed, but the Customer is still obliged to send the Confirmation Letter back. If the Bank finds that the Confirmation Letter sent to the Customer is incorrect or different from the content of the verbal transaction, the Bank has the right to resend the Confirmation Letter to the Customer.
(3)	Electronic transmission system confirmation (including but not limited to the corporate financial network system of the Bank): The Bank may send an electronic Transaction Confirmation in place of a written Transaction Confirmation. The Customer agrees and is aware of that:
A.	Although not expressly indicated in the electronic Transaction Confirmation, the electronic Transaction Confirmation shall form the Confirmation Letter referred to in this Agreement.
B.	The electronic Transaction Confirmation shall form or be appended as part of this Agreement. Except as otherwise agreed in the contents of the electronic Transaction Confirmation, the provisions under this Agreement and all types of contracts executed through electronic transmission system shall apply to the electronic Transaction Confirmation.
C.	In case the Customer intends to confirm transactions with the corporate financial network service system, he shall apply to the Bank for the use of the corporate financial network service, and confirm every derivative transaction with the Bank through the corporate financial network service system (hereinafter referred to as the System) as agreed in the Application for Corporate Financial Service System of Taishin International Commercial Bank. Additionally the Customer shall set authorized confirmation personnel and user code, password on the system by himself; the same action shall be performed if any change occurs; the authorized confirmation personnel is set and managed by the Customer, and the Customer understands and promises that the authorized transaction personnel and the authorized confirmation personnel of the same transaction shall not be the same person, but the Bank is not responsible for confirming the identity of the confirmation personnel and whether he is the same person as the transaction person. All confirmations based on valid user code and password are deemed as done by the authorized confirmation personnel, and are binding on the Customer.
D.	After the Customer and the Bank perform the Financial Transactions referred to in this Agreement, the Bank shall transmit Transaction Confirmation of the transactions made by the Customer to the System, and shall notify the Customer of the transaction messages to be confirmed by email. The confirmation personnel authorized by the Customer shall confirm the messages on the System immediately. If the Customer has doubts on the items contained in the electronic Transaction Confirmation, he should immediately click "incorrect transaction content, reject" and select the objected items to inform the Bank. The Bank shall verify the debatable transaction conditions raised by the Customer. If more than two authorized confirmation person deal with the same Transaction Confirmation at the same time, the first confirmation or rejection message sent to the system shall prevail. For the time being, others cannot confirm or reject this transaction. Verbal transactions shall prevail when there are differences between verbal transactions and items contained in the electronic Transaction Confirmation. If the Customer does not raise an objection within three Business Days after the electronic Transaction Confirmation is sent by the Bank, it shall be considered that the Customer accepts and agrees with no objections that the items contained in the electronic Transaction Confirmation are correct. After receiving objection notices from the Customer, the Bank will verify the corresponding content of the objection raised by the Customer and make decisions. The decisions made by the Bank shall prevail unless it is obviously erroneous. If the Bank verified that there are mistakes in the electronic Transaction Confirmation, the electronic Transaction Confirmation shall be re-transmitted and the Customer shall be notified by e-mail. The Customer shall reconfirm it immediately. If the Customer has completed delivery or settlement before confirming the electronic Transaction Confirmation, the Customer shall be deemed to confirm the transaction message, but he is still obliged to confirm the electronic Transaction Confirmation. If the Bank finds that the electronic Transaction Confirmation transmitted to the Customer is incorrect or different from the content of the verbal transaction, the Bank has the right to re-transmit the electronic Transaction Confirmation to the Customer.

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E.	In case the Customer intends to confirm the transaction with other electronic transmission systems that have been approved by the Bank and opened to the public, the Customer shall sign relevant covenant separately with the Bank.

(4)	Application of Confirmation Definition and Interpretation
A.	Unless otherwise stipulated in the content of the Transaction Confirmation, the relevant definitions and terms (including the subsequent supplements and amendments) of the ISDA 1998 FX and Currency Option Definitions (including the subsequent amendments) published by the International Swaps and Derivatives Association, Inc., the Emerging Markets Traders Association, and the Foreign Exchange Committee are applicable to Transaction Confirmation of foreign exchange transactions and Currency Option transactions; the relevant definitions and terms (including the subsequent supplements and amendments) of the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. are applicable to Transaction Confirmation of other Financial Transactions.
B.	In case of any inconsistency between the applicable definition file agreed in the preceding paragraph and the Transaction Confirmation, the Transaction Confirmation shall prevail for relevant transactions.

4.	Settlement and Delivery

When an individual transaction is completed, the following transaction methods apply unless otherwise specified in the confirmation of individual transaction:

(1)	"Close Position": The Customer has the right to close out part or all of the original transaction with a reversing transaction.
(2)	"Close Position Settlement": Profit and loss arising from closing a position are paid by the losing party to the counter party. The Customer agrees that the profit and loss of the close position shall be calculated by the Bank. If only a part of the transaction is closed out, the part of the transaction which is not closed out shall continue to be valid and shall be binding on both the Customer and the Bank.
(3)	"Delivery": For payables of individual transaction contract, the Customer shall deliver the funds that are immediately available and conform to the agreed Currency to the Bank on the appointed date. After delivery, the Customer has the right to receive money earned in the transaction from the Bank.
(4)	"Net Delivery": The payables of multiple transactions with the same payment Currency and expires at the same Business Day shall be paid as an offset amount of money paid by the Customer to the Bank (expressed as positive numbers) or paid by the Bank to the Customer (expressed as negative numbers).

5.	Payment and Delay of Premium
(1)	Payment: Unless otherwise agreed in writing agreement, the Buyer shall pay the Premium within two Business Days after the parties agree to the transaction of the Option. The Premium shall not be refunded once it is paid.
(2)	Delay: If the Seller of the Option does not receive the Premium before the Premium payment date (inclusive), he may choose to:
A.	Accept delayed payment of the Premium.
B.	Write a summon exhortation to the Buyer. If the Seller does not receive the Premium within two Business Days after the summon exhortation letter arrives (or is deemed to be arrived) to the Buyer, the Option transaction will be invalidated or deemed to be a breach of contract, and the Seller will have the right to deal with the Option directly.
(3)	For all costs, interest, losses or damages of the Seller caused by the Buyer due to the delayed payment of the Premium, the Buyer shall be liable for compensation.

6.	Deposit
(1)	Deposit: According to the transaction contract agreed between the Bank and the Customer, the Customer must provide a deposit or other guaranty approved by the Bank in accordance with the Bank's request, pledge it to the Bank as a guarantee, and the Customer shall also agree to provide what the Bank requested, whether it is inapplicable in original agreement or it is not agreed but later considered as applicable. The type, amount, value of pledged object and the payment (delivery) due date, etc. shall be specified and determined by the Bank. The Customer shall, in accordance with the Bank's reasonable requirements, sign the relevant documents and take necessary measures to ensure the Bank's rights and interests of the deposit and other guaranty relevant to this term. The Customer understands and agrees that the Bank has the right to notify the Customer at any time to change the application of the deposit and its scope.
(2)	Deposit type: The Customer shall divide the deposit respectively claimed by the Financial Transaction individual limits approved by the Bank (including but not limited to hedging and non-hedging limits) and the transaction contract agreed between the Bank and the Customer (including but not limited to hedging and non-hedging Financial Transactions) into "initial deposit" and "loss deposit". The Customer shall claim before the commencement of transaction or before the establishment of transaction contract; the Customer’s transaction contract shall be valuated on the valuation date set by other special covenants in the following chapter two article three. If the valuated loss reaches the "loss limits" set by the covenants according to the market price calculated by the Bank, the Customer shall claim the "loss deposit" for the portion that exceeds the loss limits.
(3)	Deposit delay: If the Bank does not receive a "initial deposit" that shall be provided by the Customer according to individual limits before the commencement of transaction, the Bank has the right not to accept any transaction instruction from the Customer; if the Bank does not receive the "initial deposit" claimed by individual transaction contract as scheduled, the Bank has the right not to establish a transaction contract related to the "initial deposit" with the Customer; if the Bank does not receive the "loss deposit" as scheduled, the Bank has the right to settle all positions of the Customer immediately (without issuing any additional notice), and the Customer shall also agree to be liable for compensation of any costs and losses incurred by the processing of positions. The above fees and losses shall be calculated by the Bank. The Customer shall not raise objections.

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7.	Authorize Deductions

For all kinds of payments (including but not limited to delivery payments, fees, or losses, etc.) incurred by various transactions according to this Agreement and related terms, the Customer agrees and authorizes the Bank to deduct payment from one of the Customer's deposit accounts in the Bank on the payment date, and this Agreement is used as a proof of authorization. When different currencies conversion is involved, the exchange rate is determined by the Bank based on the fair market price principle.

8.	Events of Default
(1)	Events of default: Any of the following events that occurs shall all be called "Event of Default":
A.	The Customer fails to pay any agreed payment as scheduled or provide the deposit (or other agreed collaterals) as scheduled under this Agreement and/or individual transaction contracts, or fails to pay the payment agreed with the Bank or its related enterprises as scheduled, while failing to correct and compensate after receiving the notice of default issued by the Bank;
B.	The Customer violates other obligations of this Agreement and/or individual transaction contracts, and fails to correct or propose remedies approved by the Bank after receiving the notice of default issued by the Bank;
C.	The statement of facts, declaration or commitment made, or the accounts or other materials submitted by the Customer in relation to this Agreement and/or individual transaction contracts are in violation of good faith such as being false, concealed or misleading, or any circumstance occurs where the Customer has violated this Agreement or the commitment;
D.	The Customer has applied for settlement or adjudication of bankruptcy on its own or by another person under the Bankruptcy law, or has applied for corporation reorganization, dissolution, liquidation, or deregistration on its own or by another person under the corporation law, the Customer has been informed by the clearing house of transaction refusal (regardless of whether the transaction relation has been resumed or not), or its stock is delisted/off the counter or a relevant exchange has shut down its transactions and business or has required its debt settled;
E.	The collaterals provided by the Customer for the Bank are impounded, or the business or assets of the Customer are subject to enforcement, sequestration, provisional injunction, detention or takeover;
F.	The Customer fails to pay the total amount as scheduled in the contracts established with others, or, the monetary liability of the Customer (whether as the principal debtor or guarantor) is in a condition where accelerated maturity of the terms has occurred or has been granted, and the accumulative amount has reached 3% of the equity of the Customer’s shareholders (the shareholders’ equity shall be based on the latest financial statement, and if the Customer is a listed company/OTC company, the financial statement must be certified by a qualified accountant);
G.	Under objective circumstances where major adverse changes occur in management, operation, or financial conditions of the Customer, the Bank believes that the Customer will not be able to perform the obligations of this Agreement based on reasonable judgment;
H.	If the Customer is a trust company who, on behalf of its raised funds/private fund, jointly signs this Agreement with the custodian bank, the trust company or the custodian bank violates the provisions of the fund trust indenture, or an event of default or a termination event indicated in the Agreement occurs;
I.	The Customer is notified as a warning account by the judicial authority or other competent authorities or identified as a suspected illegal or unusual dealer by other governing authorities or the Bank, or the Customer (including persons in charge, major shareholders, directors, persons with control and actual beneficiaries) is involved with targets of sanctions identified or investigated by domestic and foreign governments or international anti-money laundering organizations, terrorists or terrorist groups, or high-risk targets identified the Bank.
(2)	Consequences of Default: In case of any event of default, the Customer shall not be entitled to carry on any further transaction with the Bank. The Bank shall have the rights (but with no obligation) to do any of the following at any time:
A.	Issue a notice of premature termination of this Agreement and/or individual transaction contracts to the Customer;
B.	Cancel the transaction instructions of the Customer;
C.	Specify the Termination Date of each relevant transaction (hereinafter referred to as "Termination Date"), and calculate the premature termination amount payable on the Termination Date (hereinafter referred to as "premature termination amount"). The premature termination amount equals to the sum of (1) (A) the Termination Currency Equivalent of the settlement amount (whether positive or negative) determined by the Bank for each terminated transaction and (B) the Termination Currency Equivalent of any other payments by the Customer to the Bank under this Agreement, minus (2) the Termination Currency Equivalent of any other payments to the Customer by the Bank under this Agreement. If the premature termination amount is a positive number, the Customer shall pay the Bank; if it is a negative number, the Bank shall pay the Customer;
D.	Dispose the deposit or collaterals at will, and offset all payments that the Customer is willing to pay the Bank with the proceeds;
E.	Request the Customer for compensation stipulated in Item (4) of this article;

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F.	Include and treat the money as temporary bank collection according to Item (5) of this article.
G.	Transfer the rights and interests of the Customer to a third party at will;
H.	The Customer is aware of that the Customer shall not claim rights only for the parts that are in favor of the Customer and that it's not an obligation of the Bank to enforce the above rights in a time or manner favorable to the Customer.
(3)	Deferred interests and liquidated damages: If the Customer fails to pay any payment agreed in this Agreement or individual transaction contracts, the Customer must pay deferred interests for such payments at any time at the request of the Bank, with the interest rate being an annual rate of 2% on the costs of the Bank's collection of such payments (determined at the Bank's sole discretion), in a calculation period from the Maturity Date until the day the Customer pays off. And if the Customer has any delay in payment, liquidated damages within less than six months of the overdue time shall be paid at 10% of the above interest rate, liquidated damages that's delayed more than six months after the due time shall be paid at 20% of the above interest rate.
(4)	Compensation: If the Customer fails to perform the obligations of this Agreement and/or any transaction contracts or other related transactions due to events of default, the Customer shall be liable for the compensation of any expenditures, damages, expenses and losses incurred by the Bank. In addition to the above provisions on liability for compensation, the Customer shall also compensate for any of the following (including but not limited to): costs, expenses or other charges paid or payable by the Bank as a result of the Customer's failure to receive or pay in accordance with the provisions of a transaction, or the losses (including losses in benefits), fines or other expenses that may have occurred as a result of the Bank's use of its own funds or funds obtained from a third party to pay or offset the payments due or to be due for this Agreement and/or individual transaction contracts or any transactions.
(5)	Temporary bank collection: The Bank shall have the rights to include and treat the payables to the Customer, deposits, and proceeds from the sale of the collaterals as temporary collection, and until the Customer's debt to the Bank reaches its Maturity Date pursuant to individual transaction contracts, the Bank may reserve all rights to the Customer. Such temporary receipts shall be offset at will when the above debt reaches its Maturity Date. If the Customer does not have any debt to the Bank till the Maturity Date of such transaction contracts, the temporary receipts mentioned above shall be immediately returned to the Customer without interests.

9.	Termination Events
(1)	Termination events: Any of the following events that occurs shall be seen as a "termination event":
A.	Unlawfulness: means the violation of any laws, regulations, or provisions or directives of the governing authorities due to the changes in laws and decrees after the signing of this Agreement or the establishment of individual transaction contracts.
B.	Force majeure: means that either party of this Agreement cannot fulfill the obligations under this Agreement or individual transaction contracts because of force majeure factors such as natural disasters, strikes, riots, and wars.
C.	Merger: means the fact that the Customer's ability to perform this Agreement or any transaction is adversely affected by an acquisition or a merger, etc.
(2)	Consequences of termination events
A.	Unlawfulness: both parties may terminate related transactions immediately and the losses incurred shall be borne by both themselves. Except as stipulated in the second paragraph below, the Customer must not whereby claim any rights or make any claims to the Bank.
B.	Force majeure: (i) The party that has encountered force majeure (i.e. the affected party) must notify the other party of any event of force majeure. (ii) The obligations that the affected party must fulfill may be extended until the end of the force majeure event. (iii) If a force majeure event lasts for more than seven Business Days, either party has the right to terminate this Agreement or individual transactions being affected
C.	Merger: The Bank may immediately close all transactions and the losses incurred shall be borne by both parties themselves. Except as stipulated in the second paragraph below, the Customer must not whereby claim any rights or make any claims to the Bank.

When a relevant transaction is terminated by either party in accordance with the above provisions, a Termination Date shall be specified and the amount of premature termination amount payable on the Termination Date shall be calculated by a calculating agency. If the premature termination amount is a positive number, the Customer shall pay the Bank; if it is a negative number, the Bank shall pay the Customer.

10.	Right of set-off, Liens, Account Mortgage
(1)	Right of set-off: If the Customer fails to pay the payment as scheduled under this Agreement or other contracts between the two parties, the Customer agrees that the Bank shall be entitled (but not obligated) to the maximum extent permitted by law (and not limited to its existing rights under this Agreement and other contracts) to offset the payables of the Customer mentioned above with a. various deposits or other funds deposited by the Customer in the head office and branches of the Bank and b. Any payables or liabilities that the Bank shall pay to the Customer (regardless of whether both of which are incurred as a result of this Agreement or other contracts, and regardless of the Currency and the size or Maturity Date of the money). The Customer unconditionally and irrevocably agrees that the Bank may exercise the right of set-off in this article without a prior notice to the Customer, and that the right of set-off shall take effect as from the account deduction. However, provided that there is a prohibition against the set-off by law, or that the Customer has stated that those may not be offset, or that it is on the basis of voluntary service or a payment made by a third party to the Customer through the Bank for transaction relations, the right of set-off shall not be exercised.

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(2)	Liens: The Customer acknowledges that the Bank has a lien on the assets (including but not limited to stocks, bonds, funds, etc.) of the Customer that are held by the Bank, so that they may be used for the purpose of offsetting the debts owed by the Customer to the Bank.
(3)	Account mortgage: The Customer shall mortgages all rights of all the accounts that are opened by the Bank to the Bank as a collateral of the Customer's debts to the Bank.

11.	Costs and Expenses
(1)	Costs and Expenses: The Customer agrees to pay off the costs and expenses incurred by the Bank in executing or maintaining this Agreement and the individual transactions, including the costs for exercising the collaterals and recovering the debts from the Customer.
(2)	Currency and Amount: The Customer must pay in the Currency and amount agreed upon in this Agreement or on individual transactions. No amount may be deducted in the name of costs, taxes or any reason. If the Customer pays in a Currency other than the agreed Currency, the Bank may convert the Currency paid by the Customer into the agreed Currency with an exchange rate that shall be determined by the Bank on the principle of fair market price. If there is any difference after the conversion, the Customer must make up the difference. Otherwise the Bank may refuse to accept a payment made by the Customer in other currencies depending on the circumstances, and the Customer may not object to this.

12.	Premature Termination of the Individual Transaction Contracts

Except as agreed by the Bank or otherwise agreed in the individual transaction contracts, the individual transaction contracts made by the Customer pursuant to this Agreement shall not be terminated in advance before the agreed Maturity Date. If the Bank agrees to terminate a contract in advance, the costs, losses or service charges incurred by the Bank shall be borne by the Customer, and the costs or losses shall include the costs incurred by the Bank in writing off the hedge part of the commodity. The Customer may get a return rate lower than the preset rate of the commodity, or even a negative return rate.

13.	Statement of Facts, Declaration and Commitment of the Customer
(1)	The Customer must legally signed this Agreement and the individual transaction contracts and other related documents;
(2)	The Customer has taken necessary actions and has the proper permission to sign and perform this Agreement and the individual transaction contracts;
(3)	The Customer has the ability to assess and analyze by himself/herself (or through independent professional advices), and to understand and accept the terms, conditions and risks of this Agreement and the individual transaction contracts; and the Customer also has the ability to bear the financial risks and other risks arising from the signing of this Agreement and the individual transaction contracts;
(4)	This Agreement and the individual transaction contracts shall form a lawful and effective debt of the Customer, and the terms of these contracts shall all be effective in execution;
(5)	The performance and completion of this Agreement and the individual transaction contracts by the Customer does not violate any law or regulations or form a default event for other contracts;
(6)	Each transaction made by the Customer must meet the requirements of the competent authorities. If it is a publicly-established company in the Republic of China, the Customer must provide with the "Asset Acquisition or Disposal Procedures" or "Financial Derivative Transaction Procedures" or other similar regulations passed by the Board of Directors and Shareholder Meeting (hereinafter referred to as "Procedures"), and declare that the procedures are true and correct and continues to be valid, and that if the procedures are revised later, the Customer shall immediately notify the Bank and provide the revised procedures to the Bank within 3 days after the notification. Before receiving another notice of the revised procedures, the Bank may believe that the original procedures of the Customer are of the latest version, and the contents shall be indeed true and correct and shall continue to be valid.
(7)	The transaction and confirmation personnel indicated in the "Power of Attorney for Authorized Transaction Personnel and Authorized Confirmation Personnel (confirmation seals and signatures)" (Or similar documents) (hereinafter referred to as "Power of Attorney") by the Customer to the Bank, shall be authorized legally to act on behalf of the Customer in the scope of the authorization to conduct transactions or confirmations associated with the derivatives, and such transaction personnel must also be accordance with the authorized transaction personnel or hierarchy appointed by the Customer's procedures and internal regulations. Provided that the procedures or other internal regulations otherwise require that such transaction personnel must obtain an internal approval or authorization from the Customer, in addition to the power of attorney that may serve as a general approval or authorization, the transaction personnel, prior to the transaction, have also proven orally, in writing or other ways, that they have obtained the internal approval or authorization required by the procedures prior to the transaction, the Bank may also rely on those such transaction personnel who have obtained an internal approval or authorization from the Customer. In addition, the Customer does not have any other authorization restrictions on the transaction personnel that are indicated in the power of attorney provided to the Bank, except for that the Customer has specified a restriction on the authorized transaction personnel in the procedures or in the power of attorney.
(8)	The Customer shall faithfully follow all rules of the procedures, articles of incorporation, or other internal regulations (including but not limited to transaction types, limits, etc.), and shall conduct various financial derivatives with the Bank in accordance with these rules. Even if the Customer violates these rules, the validity of the transaction between the Customer and the Bank shall not be affected. The Customer shall also control the amount of the individual or all transactions and the maximum loss limit, and the Bank has no obligation of notifying the Customer about this.

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(9)	All information submitted by the Customer to the Bank must be true, correct, valid and complete;
(10)	For individual transactions, the Bank is not a trustee or financial advisor (or other similar legal relationship) of the Customer;
(11)	Before signing this Agreement, the Customer confirms that he/she has fully understood and accepted the financial derivatives description and risk disclosure statement and notice provided by the Bank. And the Customer promises to read the contents of the risk disclosure terms indicated in the product descriptions before conducting any transaction or instruction;
(12)	Other declarations: the Customer makes the following declarations to the Bank when entering into this Agreement and each time when making a transaction;
A.	No trust relationship. Concerning the negotiation, signing and confirmation of this Agreement and each transaction; (1) the Bank does not (directly or indirectly) provide any guarantees, promises or declarations in terms of the expected successes, profitability, profits, performances, achievements, benefits, results, or interests (economic interests, legal interests, regulatory interests, tax interests, financial interests, accounting interests, or other interests) of this Agreement and any transactions; (2) the Customer can understand and have assessed (solely or by consulting an independent professional adviser) the terms and conditions as well as economic risks or other kinds of risks of this Agreement, and will assess the terms and conditions as well as economic risks or other kinds of risks of each individual transaction, and is able and willing to bear these risks; (3) the Customer has made or will make an investment, hedge, and transaction decision based on its sole judgment, independent adviser’s suggestions, and information that he deems necessary or appropriate (including decisions about suitability and appropriateness of a transaction based on the Customer’s conditions), rather than any suggestions, opinions, recommendations, ideas or instructions provided by the Bank.
B.	Suitability. The Customer is solely responsible for (i) assessing and understanding the terms and conditions as well as economic risks or other kinds of risks of each transaction and this Agreement; (ii) determining (X)the suitability and appropriateness of the transaction and this Agreement based on the Customer’s conditions; (y) to a necessary or appropriate extent, consulting its legal adviser, tax adviser, business consultant, investment advisor, financial or accounting advisor, or get other information and analysis, and (z) deciding whether to accept the interest exchange rate, price, quantity and other conditions and indexes quotations (if these quotations exist) provided by the Bank for each transaction based on considerations about relevant factors (including interest exchange rate, price, quantity and other conditions available from related markets).
C.	Purposes of transactions. This Agreement is signed and each individual transaction is and will be executed (as the case may be) only for the purposes of managing borrowings or investments, hedging for underlying assets or liabilities for the Customer, or other purposes related to the Customer’s businesses.
D.	Corporate principles. The Customer declares and guarantees that there are no existing or to-be-adopted corporate principles, decisions or internal rules that will affect the validity and enforceability of this Agreement and/or any existing or future transactions, and obligations caused by signing this Agreement and execution of the master contract or any transactions will not contradict or breach any existing corporate principles, decisions or internal rules. This Agreement and all related transactions shall comply with any applicable laws, rules and regulations and any relevant policies of governing authorities that may affect the Customer’s internal policies and procedures. The Customer also agrees to conduct Financial Transactions in connection with this Agreement with the Bank according to applicable laws, rules and regulations, and declare or disclose the transactions according to applicable laws, rules and regulations and generally accepted accounting principles after completion of the transactions.

14.	Calculation Entity

This Agreement and all individual transaction contracts consider the Bank as the Calculation Entity. The Calculation Entity shall perform duties in good faith and according to reasonable business practices, and it is not deemed as an agent or counselor for anyone during the performance of the duties under this Agreement and individual transaction contracts. If the Calculation Entity’s decisions or determinations have no deliberate or gross faults, they shall have absolute binding force on the Customer.

15.	Telephone recording

The Customer agrees and acknowledges that all telephone conversations between the Customer and the Bank’s personnel that are related to the Customer’s individual transactions as well as any verbal notices will be electronically recorded by the central recording system (whether there is an automated verbal warning device or not). The Customer agrees that such records are used as either party’s evidences for disputes or litigations between the Customer and the Bank.

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16.	Notices
(1)	According to Chapter I Article 8, Clause (1) under this Agreement, notices should be delivered verbally or in writing. If a notice is delivered verbally, a written version of it may also be delivered later, however, the validity of the verbal notice will not be affected without such a written version.
(2)	Unless otherwise agreed, any notices delivered in accordance with this Agreement and individual transaction contracts should be in written form. And the notice should be sent to the other party in the following manners: notices delivered by registered mail are deemed to be received two days after mailing with postage paid; notices delivered personally by a delegate are deemed to be received at the time the delegate arrives and delivers the notice; notices delivered by fax are deemed to be received after the notice is sent out and a confirmation is received from the recipient or a telephone confirmation is made; notices delivered by electronic messages or emails are deemed to be received on the same day the message or email is received. The address or contact information of the Customer and the Bank are subject to the address, fax number and email box listed in this Agreement or finally informed according to this Agreement and its schedules.
(3)	If the address or contact information of the Customer is changed, the Customer shall inform the Bank of such changes in writing or by means specified later in this clause. If the Customer failed to inform the Bank in a timely manner, the Bank may notify the Customer of relevant documents (including but not limited to the Confirmation Letter) using the address or contact information as described in this Agreement or the latest known address or contact information. And the notice is deemed to be received as agreed in this article. Unless otherwise agreed according to market practices, one of Authorized Confirmation Personnel specified by the Customer shall notify the Bank of changes to the Confirmation Letter as well as the entity to receive, delivery address of or related information about the market price assessment in writing.
(4)	The current address of the Bank for receiving notices is 13th Floor, No. 118, 4 sect of Ren Ai Road, Taipei (Taishin International Bank Financial Transaction department). If the address is changed, the Customer will be notified of this in writing.

17.	Assignment

The rights and obligations arising from this Agreement and individual transaction contracts shall not be assigned to others by the Customer without written consent of the Bank. If the Bank has to make such assignments of interest because of business combination or other similar activities or events, the Bank should notify the Customer of such assignments in writing, and the notice shall be binding on the Customer.

18.	Non-Waiver of Rights

No delay or omission (including delay, not exercising any rights, fault tolerance or other reasons) by the Bank or any of its personnel, assignees or representatives in exercising any rights under this Agreement shall operate as a waiver of these rights by the Bank or exempt the Customer from related obligations.

19.	Termination
(1)	If there is an “Event of Default” as described in Chapter 1 Article 8 or “Termination Event” as described in Article 9 under this Agreement, this Agreement may be terminated according to these provisions.
(2)	Unless otherwise agreed in this Agreement, either party may terminate this Agreement immediately after notifying the other party in writing at any time.
(3)	The termination of this Agreement (for any reason or in any way) shall not affect the validity of individual transactions executed by either party before the termination of this Agreement, and shall not exempt any party from its obligations that are not fulfilled under this Agreement and in connection with individual transactions, and shall not affect the validity of the guarantees and commitments provided by the Customer.

20.	Information of the Customer
(1)	The Customer hereby agrees that, for the purpose specified within the operations scope of the business approved by the competent authorities, the Bank (including the head office and its branches) has the right to collect, process, use and/or internationally transmit the Customer's personal information, including but not limited to the basic information (including name, date of birth, ID card number, telephone, residential address, and others), billing information, credit information, investment information, insurance information, and etc., and/or use such information for credit checking, or provide it to the outsourcing company (organization) appointed by the Bank to undertake the related work on its behalf, or the third party (including but not limited to the organization that is entrusted to do the marketing research) that has commission of authority, cooperation or other relationships with the Bank, or the related financial institutions that have the business connections with the Bank, Joint Credit Information Center, and Financial Information Service Co., Ltd., or the financial administrative authorities and judiciary authorities that have jurisdiction over the Bank, or other agencies, institutions or individuals that such information shall be disclosed to in accordance with the relevant provisions of law, or the foreign government agencies that have signed a treaty or an agreement with the government of the Republic of China, and other institutions designated by the competent authorities, to the extent permitted by applicable law. The name of the outsourcing company (organization) or the third party that has commission of authority, cooperation or other relationships with the Bank will be disclosed regularly on the official website of the Bank for consulting. The personal information, in principle, may only be collected by the Bank during the preceding stage of the contract negotiation for the various financial product services between the Customer and the Bank, during the course of the contract, and within the agreed period by the Customer; and such information will be processed and used in form of soft copy or paper copy behind the border of the Republic of China; only if the Bank need to provide the overseas financial services for the Customer in the future, such information may be processed and used overseas.

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The consulting request from the Customer for looking up, making a copy of, making a supplement to or correcting their personal information, or the request for having the information collection, process or usage stopped or deleted can be handled by the Bank's customer service desk, individual branches and original sales unit to which the Customer belongs or the Customer’s personal financial specialist. The Customer also acknowledges that when the Bank need to collect, process or use their personal information for the above reasons, the Customer can be free to choose whether to provide their personal information. However, the Bank may not be able to provide the full financial services as required for execution of the relevant business if the Customer chooses not to provide such information or if the information provided is incomplete.

(2)	The Customer agrees and declares that the Customer shall inform the person authorized based on this Agreement who has the right to make the transactions and such person who has the right to confirm the transactions, as well as the person designated to receive the documents or notifications under this Agreement (hereinafter collectively referred to as "the authorized/designated person") that the Bank may collect, process, use and/or internationally transmit the personal information of the authorized/designated person for the transactions made under this Agreement. The Customer shall be responsible for any request made to the Bank by the authorized/designated person in terms of the collection, process, usage and/or international transmission of their personal information.
(3)	The Customer acknowledges that the Bank and other subsidiaries of the financial holding co., ltd. to which the Bank belongs may file, use, disclose, transfer or interactively use the Customer information for cross-selling according to the regulations such as [Financial Holding Company Act], [Financial Holding Company and Subsidiaries of Financial Holding Company Cross-selling Regulations], and [Agreement on Interactive Usage of the Customer Information] (if any) signed separately by the Customer. The Customer shall inform the Bank by visiting or via written notification at any time to request to change the usage scope of their information or stop the filing and usage of their information for cross-selling, and the Bank will remove the Customer from the cross-selling list immediately after the acceptance. For details of the confidentiality measures for the customer information, please refer to [The Confidentiality Measures of Taishin Financial Holdings and Its Various Subsidiaries for Customer] and the latest [The Confidentiality Measures of Taishin Financial Holdings and Its Various Subsidiaries for Customer Information] disclosed on the website of Taishin Financial Holdings and its various subsidiaries.
(4)	The Customer agrees that for the purpose of the creditor's right transfer, the Bank may provide the relevant information of the Customer to the creditor's right transferee and the person who is in charge of the price identification check for the creditor's right for filing and using, only if the Bank shall urge these persons to carry out the duty of confidentiality according to the relevant regulations.
(5)	The Foreign Account Tax Compliance Act
A.	According to the Foreign Account Tax Compliance Act, the Bank must collect, process, use and/or internationally transmit the personal information of the Customer, including but not limited to name, date of birth, nationality, ID card number, passport number, the tax status and taxpayer registration number in U.S., contact information, financial situation, social activities and so on. The Customer hereby is informed and agrees to be cooperative for that the Bank shall follow the necessary measures, including the nationality and tax status information investigation against the Customer and the Beneficiary, as required by the domestic and foreign tax acts (including but not limited to the Foreign Account Tax Compliance Act and relevant laws of the Republic of China), treaties or international agreements, to disclose the tax status information and account information to the domestic and foreign government agencies (including the government of the Republic of China and Federal government of the United States) and the person who handles the tax withholding in accordance with the domestic and foreign tax acts. And the Bank shall handle the tax settlement for the Customer or terminate the transactions between the Customer and the Bank when the investigation result shows that the relationship between the Customer and the Bank is in accordance with the specific conditions specified in the domestic and foreign tax acts, treaties or international agreements (including but not limited to the situations, such as the Customer or the Beneficiary failed to provide the information or forms required by the aforementioned investigations honestly, or the Customer or the Beneficiary did not agree the Bank to make the aforementioned disclosure to the government of the Republic of China and Federal government of the United States).
B.	The descriptions based on the Foreign Account Tax Compliance Act for the relevant nouns mentioned in the preceding articles are as follows. In the event that there is any inconsistency between the descriptions and the contents in the Foreign Account Tax Compliance Act, the authoritative interpretations in the Foreign Account Tax Compliance Act shall prevail:
i.	The Foreign Account Tax Compliance Act: Refers to the U.S Foreign Account Tax Compliance Act, also known as 26 USC§1471 - §1474, or Internal Revenue Code Chapter 4, which includes the relevant administrative orders (including but not limited to 26 CFR Parts 1 and 301), instructions, tax forms and others issued by Internal Revenue Service.
ii.	Treaties or International Agreements: Including but not limited to the intergovernmental agreement related to the execution of the Foreign Account Tax Compliance Act signed between the government of the Republic of China and the government of the United States or between the respective representatives or representative agencies of both governments.
iii.	Beneficiary: Including but not limited to the account holder that the Customer has the funds automatically or regularly transferred to; if the Customer is a legal entity of a non-natural person, the beneficiary is the person who has direct or indirect equity interest, partnership interest, investment interest, and trust interest against the Customer, and other persons who do not hold the account directly but actually have the account-related interest based on the Foreign Account Tax Compliance Act.

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iv.	Nationality and Tax Status Information: Including but not limited to the nationality, dual nationality or permanent residence identification: Taxpayer Identification Number, Global Intermediary Identification Number; the official documents or other alternative documents issued by the U.S. Federal Government Internal Revenue Service, such as the United States tax Form W-8 BEN, Form W-8BEN-E, Form W-9, etc., and other account-related information that must be taken for investigation or obtained by the financial institutions in accordance with the Foreign Account Tax Compliance Act.
(6)	U.S. Person Identification: The Customer hereby declares that if the Customer is an U.S. Person or non-U.S. Person but an Affiliate Conduit or non-U.S. Person but an person under the U.S. Person Guarantee defined in the [Interpretive Guidance and Policy Statement Regarding Compliance with Certain Swap Regulations] issued by the Commodity Futures Trading Commission (CFTC) on July 26th, 2013, when engaging in the Financial Transactions with the Bank, the Customer shall standardize the central settlement, central execution of the transactions, immediate transaction reporting, huge transactions reporting, the reporting to the swap transaction information store institutions and the transaction information maintenance in accordance with the Commodity Exchange Act, which is specified in the Chapter seven of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
(7)	Money Laundering Prevention: The Customer agrees that the Bank (including the head office and its branches) may collect, process, use or internationally transmit the personal information of the Customer and the information related to all their business transactions for money laundering prevention, combating the terrorism funding activities, crime prevention, anti-terrorism, as well as within the specific purpose scopes set out by the related anti-terrorism legislation (including but not limited to the situations such as the Customer or their Financial Transactions or payments are investigated or their transaction payments/documents are seized by a foreign bank in accordance with the related money-laundering prevention or combating the terrorism funding activities, crime prevention and anti-terrorism legislation in its own country).If the information provided by the Customer includes the personal information of a third party (including but not limited to the company executives or ultimate beneficiaries), the Customer shall inform the third party and have them agree to the foregoing.

21.	Outsourcing Terms

The Customer agrees that the Bank's accounts collection and payment activities, computer processing activities or other accompanying activities related to this Agreement (including but not limited to data input, processing and input of the information systems, development, monitoring and maintenance of the information systems, and the logistics work for processing the business-related information, customer information inputting, form printing, packaging, delivery and mailing, collection of creditor's rights receivable, internal auditing, data storage for forms and vouchers, electronic channel service and other outsourced businesses approved by the competent authority, etc.) can be handled by a appropriate third party, which is entrusted by the Bank when the Bank deems it necessary, in accordance with the related laws. The name of that outsourcing company (organization) that has commission of authority, cooperation or other relationships with the Bank will be disclosed by the Bank on its website in accordance with related laws.

22.	Entire Agreement
(1)	Unless otherwise agreed by both parties, all provisions of this Agreement and its annexes shall be the entire agreement between both parties in terms of this Agreement, and shall supersede all the written agreements (including the principal contract for the Structured Product related transactions, general agreement for Forward exchange transactions, etc.) or verbal agreements and arrangements previously made between the Customer and the Bank, and except for the terms stated in this Agreement, both parties do not agree to other terms or obligations.
(2)	This Agreement shall remain in force and effect until it is terminated by either party in accordance with the provisions of this Agreement, and the obligations and responsibilities of both parties subject to this Agreement will continue to be valid after the individual transaction contracts termination.
(3)	If the Customer has other general agreements (contracts) on Financial Transactions with the Bank's overseas branches, the Financial Transactions between the Customer and these overseas branches will be conducted under such agreements (contracts).
(4)	If the Customer signs the ISDA contract (including the ISDA Master Agreement and its Schedule) with the Bank after signing this Agreement, this Agreement will not be valid from the effective date of the ISDA contract. However, if the Customer does not check the box [Chapter II Article 1 regarding special provisions of Currency Option transaction does not apply] and/or [Chapter II Article 2 regarding special provisions of Structured Product transaction does not apply] in the Chapter II Article 3 "Other special provisions" of this Agreement, the Chapter II Article 1 regarding special provisions of Currency Option transaction and/or Chapter II Article 2 regarding special provisions of Structured Product transaction shall continue to be valid, and form part of the ISDA contract (within the scopes to which the unchecked articles does not apply).

23.	Amendment of Agreement

The Bank may make amendments to the contents of this Agreement at any time and notify the Customer in writing. If the Customer fails to raise an objection to the Bank within seven Business Days after receiving the notice of amendments, the Customer will be deemed to have accepted the amendments; if the Customer raises an objection to the Bank after the above-mentioned seven Business Days, the objection shall be deemed invalid, and the Bank has the right not to accept it.

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24.	Applicable Law and Competent Court
(1)	The rights and obligations under this Agreement and all transactions directly or indirectly made for this Agreement or based on this Agreement are subject to the laws and orders of the Republic of China.
(2)	The Customer agrees to irrevocably accept the Taiwan Taipei District Court as the competent court of first instance between the Customer and the Bank, and agrees to waive the right to raise an objection for it for the reasons such as the inconvenience of the place. If the Customer is a company established outside Taiwan or does not have a residential address in Taiwan, they shall be agreed that the Bank and the competent court may send the relevant legal documents (including any pleadings, notifications, notice of entry of judgment or other notices) to the address of the Customer’s process agent in Taiwan by mail. The name and residential address of the process agent are detailed in "Other special provisions" in Chapter II Article 3.

25.	Limitation of Liability
(1)	The Customer agrees that the Bank shall not be liable for any loss caused by the exercise of the Bank's rights under this Agreement, or caused by the Bank's act or omission in good faith in accordance with this Agreement or individual transaction contracts.
(2)	The Customer agrees that transactions are made at its sole discretion based on this Agreement and individual transaction contracts, and are not dependent on any promises, commitments, views or opinions from the Bank or the Bank's staff, agents or representatives. The Customer shall remain solely responsible for all these transactions.
(3)	When the Bank conducts any transaction with a branch outside of the Republic of China (hereinafter referred to as "Overseas Branch"), the Bank's performance shall be subject to the laws, orders, rules and similar government actions in the jurisdiction where the overseas branch is located.

26.	Taxes

Taxes resulting from this Agreement or individual transaction contracts, unless otherwise stipulated in this Agreement or individual transaction contracts (including confirmation), shall be undertaken respectively by both parties in accordance with relevant laws; and unless otherwise agreed in written consent by the Bank, the Customer shall not, for any reason, require the Bank to undertake the taxes that the Customer must bear.

27.	Headline

The headline used in this Agreement is for convenience of reference and shall not affect the exact content and its interpretation in this Agreement.

28.	The Number of Contracts

This Agreement is in duplicate. The original one is kept by the Bank, while the copy (including the "Taishin Financial Holdings and Its Various Subsidiaries Confidentiality Measures for Customer Information") is kept by the Customer.

29.	Dispute Settlement

The Customer can contact the original branch, original sales unit that undertake the transactions or call customer complaint processing line: (02)2700-3166 (business hours: 09:00 a.m. - 17:30 p.m. from Monday to Friday).

Chapter II Special Agreed Terms

1.	Currency Option Agreement
(1)	Exercise of Option
A.	Notice for Exercise
i.	Notice for the exercise of the American Option, unless otherwise agreed in written agreement, shall be made by the Buyer during the business hours on any Business Day, from the date of the Option transaction agreed by both parties to the due date that is deemed as the day when the Seller receives the notice, and the Option agreement shall be fulfilled on the Settlement Day.
ii.	Notice for the exercise of the European Option, unless otherwise agreed in written agreement, only shall be made by the Buyer on the Due Day, and the European Option agreement shall be exercised during the agreed time period on the agreed Due Day and shall be fulfilled on the Settlement Day.
iii.	Notice for the exercise of the Bermudian Option, unless otherwise agreed in written agreement, shall be made by the Buyer during the business hours on any Due Day for exercise agreed by both parties, and the Option agreement shall be fulfilled on the Settlement Day.
iv.	The notice for the Option exercise: Oral or written notice; if the notice takes the oral form, a written notice needs to be supplemented after two Business Days, and if a written notice is not supplemented later, the validity of the oral notice will not be affected.

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B.	Automatic Avoidance

Unless eligible for the automatic exercise of the Option, if the Seller does not receive the Buyer's notice for the exercise of the Option as of the due date, the Option shall not be exercised and shall automatically become invalid.

C.	Automatic Exercise

If the Option has an intrinsic value on the Due Day and the Seller has not received the notice for the exercise, the Option shall be deemed to have been exercised before the due date, but this restriction shall not apply in the event that the confirmation stipulates otherwise that [automatic exercise is not applicable] or the Buyer has the contrary instructions in advance.

(2)	Settlement
A.	When the Buyer exercises the Call Option, the Seller shall sell the specified Currency amount of the Option to the Buyer on the Settlement Day while the Buyer shall pay the Seller the other Currency amount of the Option. When the Buyer exercises the Put Option, the Seller shall pay the Buyer the other Currency amount of the Option on the Settlement Day while the Buyer shall sell the specified Currency amount of the Option to the Seller.
B.	When the Buyer exercises the Option, the actual settlement (i.e. total settlement) shall be made in principle. However, the settlement for the Currency Option of the NTD rate against the U. S. dollar shall adopt a non-actual settlement (i.e. net settlement) method.
C.	Regardless of whether the actual settlement is raised by the Option Buyer or Seller, the payment instruction shall be delivered to the other party on the Due Day. The payment instruction shall be delivered in writing, and the payment shall be settled on the Settlement Day.
D.	When the settlement for the Currency Option of the NTD rate against the U. S. dollar are made on the Due Day, the two parties will take the NTD rate against the U. S. dollar at 11:00 a.m. on the Due Day as the fixing rate. If the net settlement is adopted, only the difference will be settled on the Settlement Day.
E.	When the settlement for the Currency Option of the non-NTD rate against the U. S. dollar are made on the Due Day, the exercise time is subject to 2:00 p.m. of Taipei time, and the Customer can square the Spot foreign exchange transactions bought/sold by the Bank for the settlement position before 3:30 p.m. of Taipei time on the Due Day, and make the actual settlement on the Settlement Day. Since the Spot transaction and the Option agreement have the same Settlement Day, the difference can also be used as the net settlement. If the Customer has informed the Bank to make the net settlement but has not squared the Spot foreign exchange bought/sold by the Bank for the settlement position before the above-mentioned time, the Bank has the right to calculate the amount of the difference according to the market price at 3:30 p.m. of Taipei time on the Due Day.
(3)	Others
A.	If the Customer is required to provide the deposits to the Bank in accordance with the individual transaction contract, the Bank will not be required to pay the Option Premium to the Customer until all the performance guarantees related to the Customer's Put Option are received.
B.	In the event of any breach of contract by the Customer, the Bank may, in addition to the relevant provisions of Chapter I of this Agreement, decide to cease its obligation under the unexpired or expired but unsettled Option payment in accordance with its own choice without paying any liquidated damages.

2.	Structured Product transaction
(1)	Definition
A.	Structured Product: Refers to the Structured Product transaction that combines fixed income products with financial derivatives (such as Options). It may link a large number of subjects, including transactional contracts derived from interest rate, exchange rate, stock price, index, commodity, credit event or other interests and their combinations. Structured Product is not a general traditional savings account, but an investment. Its profit and loss are influenced by many factors, such as the price of the target asset, the volatility of the index or the performance, or the occurrence of the agreed credit event. In the situation where certain conditions are met, the profit of Structured Product may be higher than that of the common simple deposit rate; otherwise, it may reduce and erode the investment principal. The Bank does not promise to return all investment principal when the agreement is terminated before maturity, and capital preservation at maturity is depending on the condition set up. Each transaction that agreed by the Customer according to this Agreement takes the Transaction Confirmation as the voucher. Structured Product is not protected by deposit insurance.
B.	Investment Principal: Refers to the investment amount of individual transaction contracts signed by the Customer.
C.	Profit: Refers to the profit gained from individual transactions agreed by the Customer. Unless otherwise agreed in individual product specification/product development specification/Transaction Confirmation, the Bank does not guarantee the return rate at maturity; the profit is calculated in accordance with the profit calculation method at maturity stated in individual product specification/product development specification/Transaction Confirmation.

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D.	Linked subjects: Refers to linked subjects indicated in individual product specification/product development specification/Transaction Confirmation. With respect to exchange rate linked Structured Product transaction, the Currency of investment principal is regarded as base Currency and the other Currency of linked subjects as counter Currency.
E.	Collection period: Refers to the collection period required to reach predetermined collection amount for specified products. The Bank is entitled to change the collection period.
F.	Predetermined collection amount: Refers to the minimum total amount that the Bank is required to collect at the end of the collection period. The Bank is entitled to change the predetermined collection amount.
G.	Base period: Refers to the base or the number of days in a year (such as, 365 days for pounds, 360 days for US dollars) that Currency for investment uses to calculate interest and profit based on international conventions
H.	Trade date, effective date, profit distribution date, predetermined Maturity Date: Refers to the trade date, effective date, profit distribution date, predetermined Maturity Date indicated in individual product specification/product development specification/Transaction Confirmation.
(2)	Payment and authorized deduction of investment amount

Customer, who intends to be a trader for Structured Products, shall open a deposit account in the Bank (if not opened already, and if the Customer is a member of fund subordinated to securities investment trust limited liability company, he/she shall instruct and entrust the account to the custodial bank for fund contract). The Customer shall deposit full amount in investment Currency as indicated for transactions agreed at the same time. Aforementioned procedures for account opening and agreed issues shall be conducted according to the covenant related to deposit business signed by the Customer as well as relevant regulations of the Bank.

The Customer shall pay the same amount of cash as investment principal that can be put to use at any time to the Bank at the effective date of individual transaction contracts (if the Customer is a member of fund subordinated to securities investment trust limited liability company, he/she shall instruct the custodial bank for fund to carry out the procedure. The Customer hereby authorizes the Bank to directly withdraw the same amount of money as that of instructed transactions by the Customer from any deposit account as Structured Product money that the Customer agrees to or instructs to agree to when the predetermined amount is successfully collected for "Structured Product" participated by the Customer (collection type) or at the confirmed effective date of instructed "Structured Product" (custom made type), and then deposit it to Structured Product account of the Customer according to Chapter I Article 7 of this Agreement (the account number shall be provided by the Bank and written on the Transaction Confirmation).The Customer agrees to cooperate on deduction business and deposits full amount of money for instructed transactions in the deposit Currency in any deposit account on the Business Day before the effective date. In the event of the Customer's inability to deposit or make up for the required payment (i.e. investment principal) on the Business Day before the effective date of individual transaction contracts leading to the Bank's inability to deduct money according to the preceding regulation, and in the event of inability to pay the same amount of cash as investment principal that can be put to use at any time in other ways, the Bank is entitled not to complete transactions based on conditions of the Structured Product. In addition, the Customer shall compensate the Bank for damages, losses and costs (including costs used to write off hedge part before the effective date by the Bank according to transaction instructions of the Customer) arisen from aforementioned problem.

(3)	Special terms and conditions during collection period

In the event of collection period for Structured Product transactions between the Bank and the Customer, the Bank does not guarantee that predetermined collection amount will be reached for the product that the Customer intends to make during collection period. If actually collected amount does not reach the predetermined collection amount for the product specified by the Customer during collection period and the Bank does not change predetermined collection amount, then it shall be deemed that the collection amount is not reached. Actions shall be taken according to the following regulations in case of unreached collection amount:

A.	The Bank shall notify the Customer by phone, fax or written notice of the situation as soon as possible, and the Bank shall not be held accountable for the Customer in case of unreached collection amount.
B.	The Customer agrees that related transaction instructions automatically become invalid, and demand/comprehensive deposit interest of the Customer during collection period shall be handled in accordance with relevant regulations of the Bank.
(4)	Taxes
A.	Various taxes that the Customer shall pay for individual transactions shall be paid in accordance with regulations in product description/product establishment notice/Transaction Confirmation of individual transactions, unless otherwise stipulated.
B.	For constructional product transactions (Structured Product transactions as one of constructional product transactions) engaged by individuals or profit-making enterprises with the Bank, the withholdings shall be calculated as follow: upon completion of transactions (referring to contract premature termination or settlement at maturity), the revenues during contract period minus costs and necessary expenses are deemed as the taxable income, which shall be withheld by the applicable withholding rate for the investor(i.e. the taxpayer): (i) The income of individuals who engaged in constructional product transactions shall be withheld pursuant to the law. For individuals living in the Republic of China, the applicable withholding rate shall be 10%. For other individuals, the withholding rate shall be 15%. The income of individuals after being withheld in accordance with regulations shall not be included in total comprehensive income; (ii) The income of profit-making enterprises who engaged in constructional product transactions shall be withheld pursuant to the law. For enterprises with a fixed place of business within the Republic of China, the applicable withholding rate shall be 10%. For other enterprises, the withholding rate shall be 15%.The income of profit-making enterprises after being withheld in accordance with regulations shall be included in the declaration of income tax of that year, and the withholdings can be applied for deduction from payable taxes. (iii) The Bank shall withhold taxes beforehand in accordance with tax law and relevant regulations. If the final income of the products gained by the Customer is zero or the income is not enough for deduction, the Bank will withhold taxes from the maturity amount which shall be returned to the Customer.

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C.	Taxes arisen from individual transactions, except aforementioned income tax, shall be paid by both parties respectively pursuant to relevant decrees, and the Customer shall not request the Bank, on any ground, to bear the taxes which shall be paid by the Customer.
D.	In case of any newly added or changed taxation decrees, relevant regulations and interpretations from competent authorities, the Bank may directly deal with relevant tax issues for the Customer in accordance with these decrees, including but not limited to, withholding taxes from maturity amount which shall be returned to the Customer, providing detailed transaction information on the completed part of individual product transaction and other relevant information to related competent authorities or its specified organizations.
(5)	Income distribution/Payment of maturity amount
A.	On the "income distribution date", "predetermined Maturity Date" or "premature Termination Date" (if there are clauses for premature termination of transactions and the Bank has prematurely terminated transactions according to those clauses) indicated on product description/Transaction Confirmation of individual products, the Bank shall deposit income (if any) of transactions and maturity amount to any deposit account the Customer opened at the Bank or an account separately specified by the Customer, or convert the amount into negotiable securities or other assets by methods agreed by the Customer and the Bank (if the Customer is a member of fund subordinated to securities investment trust limited liability company, then it shall be paid or delivered to the fund's custodial bank by methods agreed in individual Transaction Confirmation).When it comes to the conversion of different currencies, the exchange rate shall be determined by the Bank pursuant to fair market value principle.
B.	In case of the Customer terminating individual transaction contracts before maturity according to the following regulations of termination before maturity, the Bank shall deposit the amount (after deducting related expenses indicated in the following termination before maturity clauses and product description of the transaction) of termination before maturity of the transaction to any deposit account the Customer opened at the Bank or an account separately specified by the Customer within three Business Days after termination before Maturity Date or on another agreed Maturity Date.
(6)	Termination before maturity/Premature termination
A.	For individual transaction contracts that no prohibition of termination before maturity is agreed, the Customer may apply to the Bank for terminating these individual Structured Product transaction contracts (termination before maturity only applies to a whole transaction, not a part of it) before maturity by verbal, written or other methods agreed by the Bank after the lock-up period (if any) of the transaction contracts and within the period specified by the Bank. The Bank is the only party entitled to approve the termination or not, the Customer shall not raise any objections. The Bank is also entitled (but not obligated) to prematurely terminate Structured Product transaction contracts that are not yet due at that time under the following conditions: any default events or termination events indicated in Chapter I, General Terms and Conditions, Article 8 or Article 9 of this Agreement caused by the Customer; premature termination events agreed in Transaction Confirmation of individual Structured Products; individual Structured Products are under the circumstances of compulsory execution, sequestration, provisional injunction or other property preservation actions.
B.	Unless otherwise stipulated in Transaction Confirmation of individual Structured Products, with regard to the amount for termination before maturity/premature termination in the preceding article, the Bank shall calculate net value of capital invested (service charges indicated in Transaction Confirmation of individual Structured Products shall be deducted) based on market value on Termination Date. The amount shall not apply to the income of primary products, and the Bank does not guarantee 100% return of investment principal. The Bank shall determine and calculate aforementioned market value, which holds complete binding force on the Customer. In addition, whether termination before maturity/premature termination is caused by the Customer's personal factors or decrees and regulations, or change of decrees, the Customer shall be liable for market losses arisen from termination before maturity/premature termination as well as losses and related expenses of the Bank.
(7)	Prohibition of pledge and assignment of rights and obligations

Individual Structured Product transaction contracts formulated in accordance with this Agreement are assets linked to one or many subjects and have potential market risks. The Customer shall not pledge for investment principal from the Bank or establish pledge to anyone, nor assign rights or obligations under this Agreement and individual Structured Product transaction contracts to any third party other than the Bank. However, after being approved by the Bank and relevant articles are written in product description or Transaction Confirmation (if the Customer is a member of fund subordinated to securities investment trust limited liability company, the products invested have a collection period, and articles that pledge may apply to the products are explicitly stipulated in product description provided by the Bank, then the prerequisite does not apply to the Customer, either; the same rule also applies in the event of regulations regarding prohibition or restriction of pledge pursuant to relevant decrees that restrain the Customer), the Customer shall pledge rights of Structured Product transactions to the Bank as collateral for its creditor's rights in accordance with general credit granting procedures. Related regulations regarding the pledge for the Bank's debt pursuant to general credit extension procedures are separately stipulated.

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3 Other special provisions (check the box)

☑Chapter I Article 3 Item 3 Terms of electronic transmission system confirmation does not apply.

❑Chapter I Article 3 Item 3 Terms of electronic transmission system confirmation applies. The Customer agrees to confirm each transaction contract under this Agreement via electronic transmission system, and specifies following email accounts to receive notification of relevant information. In case of inconsistency between following email accounts and accounts of the Customer recorded on the application of corporate financial services network at the Bank, the following email accounts shall prevail to receive transaction information under this Agreement.

❑The "loss deposit" referred to in Chapter I Article 6 does not apply.

☑The "loss deposit" referred to in Chapter I Article 6 applies.

The "loss limit" is in or equivalent amount in other currencies.

The "loss limit" of hedge Financial Transaction is USD 300,000 or equivalent amount in other currencies.

The "loss limit" of non-hedge Financial Transaction is in or equivalent amount in other currencies.

The Bank is entitled to adjust the amount of each "loss limit" mentioned above or valuation date at any time, and shall notify the Customer via verbal/written notice.

☑ The name and address of the process agent referred to in Chapter I Article 24 shall be: No.18, Gong 4th Rd., Linkou Dist., New Taipei City.

☑ Chapter II Article 1 Special provisions of Currency Option transaction does not apply.

☑ Chapter II Article 2 Special provisions of Structured Product transaction does not apply.

❑ Other provisions:

The Customer hereby declares that he/she has carefully read this Agreement and terms and conditions listed in relevant documents, including but not limited to, each provision (including special provisions for the Customer's information) under "Other special provisions" in Article 3 of Chapter II and Description, Risks Disclosure Statement and Advance Notice of Financial Derivatives (Appendix 1) (sign here), the Customer fully understands the content of this Agreement and accepts its clauses, and that he/she confirms to have been fully aware of risks arisen from engaging in derivatives transactions, agrees to assume risks of related investment and be liable for losses resulted from transactions. The Customer hereby declares that he/she has already acquired a copy of this Agreement, including Description, Risks Disclosure Statement and Advance Notice of Financial Derivatives.

Kind Regards,

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Taishin International Bank

The Customer:

The Representative:

Address:

If the Customer is a trust company on behalf of its raised funds/private placements, and signs this Agreement jointly with the custodian bank, then this Agreement (appendix included) constitutes an agreement between securities investment trust fund (unified number: ) and the Bank on financial derivatives transactions.

Date: July 23, 2019

This column is used for review by Taishin International Bank
Supervisor	Transactor	Guaranty verification/verification seal

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Appendix 1

Description, Risks Disclosure Statement and Advance Notice of Financial Derivatives

(Taishin International Bank hereby requests the Customer to carefully read this description, risks disclosure statement and advance notice)

"Financial Transaction" or "transaction" defined in this Agreement refers to Financial Transactions made from time to time between the Bank and the Customer, including but not limited to Spot or Forward transactions of Currency, Currency exchange, Currency Options, Forward Rate Agreement, Interest Rate Swap, Cross Currency Swap, asset swap, Structured Products, Credit Derivatives, Equity Derivatives, Commodity Derivatives, and all other financial derivative transaction contracts, with individual transaction types as follows. See product description or Transaction Confirmation of individual transactions for other matters not covered. Following gains and losses situational analysis for Financial Transactions (results of gains and losses situational analysis does not guarantee future performance) assumes that:

a.	The Customer has not requested premature termination or change of conditions since the trade date, and

b.	There are no credit risks at the Bank during product investment period.

1.	Forward

Transactions that specify a future Business Day as the Settlement Day on the trade date, which deal with substantive settlement or balance settlement at a specific price and specified amount.

Example 1: The Customer buys in (or sells out) agreed notional amount at an agreed price on Forward Settlement Day.

Settlement situation:

The Customer buys in (or sells out) agreed notional amount in {Currency 1}, and sells out (or buys in) agreed notional amount in [Currency 2] on Forward Settlement Day

Gains and losses analysis: [relatively poor]

In the event of Spot rate less (or greater) than Forward rate on product Settlement Day, then absolute value of the "notional amount x (Spot rate - Forward rate)" valued in [Currency 2] is Customer's potential settlement losses from the transaction. If currencies exchange is required for contract transactions calculated, then the result might be subject to exchange rate fluctuation, which will result in further gains or losses.

Gains and losses analysis: [relatively good]

In the event of Spot rate greater (or less) than Forward rate on product Settlement Day, then absolute value of the result of "notional amount x (Spot rate - Forward rate)" valued in [Currency 2] is Customer's potential settlement gains from the transaction. If currencies exchange is required for contract transactions calculated, then the result might be subject to exchange rate fluctuation, which will result in further gains or losses.

Example 2: The Customer conducts a non-deliverable Forward transaction that buys (or sells) an agreed notional amount on the Forward settlement date

Settlement situation:

The Customer receives or pays "(fixing (or Forward) rate - Forward (or fixing) rate) x agreed notional amount/fixing rate" in [Currency 1] based on the fixing rate on the Forward settlement date

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Gains and losses analysis: [relatively poor]

Assuming that the fixing rate on the product Fixing Date is less (greater) than the Forward rate, the absolute value of the result of "notional amount x (fixing rate - Forward rate)/fixing rate" valued in [Currency 1] shall be the settlement losses of the Customer from the transaction.

Gains and losses analysis: [relatively good]

Assuming that the fixing rate on the product Fixing Date is greater (less) than the Forward rate, the absolute value of the result of "notional amount x (fixing rate - Forward rate)/fixing rate" valued in [Currency 1] shall be the settlement gains of the Customer from the transaction.

Potential losses and the greatest possible risks for the Customer are (Maximum potential losses):

If the market price on the settlement date is not in favor of the Customer's settlement, the Customer may suffer a settlement loss at the end of the period with an amount that has no upper limit.

2.	Currency Swap

Transactions that buy (or sell) a specified amount of foreign exchange in the Spot market, and at the same time sell (or buy) equivalent amount of foreign exchanges in the Forward market.

Example: A transaction that buys (sells) and sells (buys) the same amount of a Currency at the same time, but on different settlement dates. The Customer conducts a transaction that buys/sells (or sells/buys) an agreed notional amount in [Currency 1] in exchange for [Currency 2] in the Spot market and the Forward market at the same time

Settlement situation:

The Customer buys (or sells) an agreed notional amount in [Currency 1], and sells (or buys) the amount of "agreed notional amount x exchange rate at the beginning of the period" in [Currency 2].on the Spot settlement date

Gains and losses analysis: [relatively poor]

The cost of the Customer's debit and credit in [Currency 1] and [Currency 2] is the Forward rate point of the swap rates at the end and the beginning of the period.

Without consideration of the swap rate at the beginning of the period, assuming that the Spot rate on the final swap date is less (or greater) than the final swap rate, the absolute value of the result of "notional amount x (Spot rate - final swap rate)" valued in [Currency 2] shall be the Customer's losses of market price from the transaction.

Gains and losses analysis: [relatively good]

The cost of the Customer's debit and credit in [Currency 1] and [Currency 2] is the Forward rate point of the swap rates at the end and the beginning of the period.

Without consideration of the swap rate at the beginning of the period, assuming that the Spot rate on the final swap date is greater (or less) than the final swap rate, the absolute value of the result of "notional amount x (Spot rate - final swap rate)" valued in [Currency 2] shall be the Customer's gains of market price from the transaction.

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Potential losses and the greatest possible risks for the Customer are (Maximum potential losses):

◎The cost of the Customer's debit and credit in [Currency 1] and [Currency 2] is the Forward rate point of the swap rates at the end and the beginning of the period. Without consideration of the swap rate at the beginning of the period, if the market price on the final swap date is not in favor of the Customer's settlement, the Customer may suffer a loss of market price at the end of the period with an amount that has no upper limit.

3.	Interest Rate Swap

Transactions that use different interest rate indexes of a single Currency for purpose of swap to exchange a specified amount of interest or interest differential on a regular basis over a period of time. The types of Interest Rate Swap may be fixed-for-floating Interest Rate Swap, fixed-for-fixed Interest Rate Swap, and floating-for-floating Interest Rate Swap.

Example: The Customer conducts an Interest Rate Swap transaction in which the Customer pays a fixed (or floating) interest rate of the notional amount, and receives a floating (or fixed) interest rate on a regular basis over a certain period of time

Settlement situation:

The Customer pays (or receives) "an agreed notional amount x fixed rate x number of days based on the fixed interest rate", and receives (or pays) "the notional amount x floating rate x number of days based on floating interest rate" on the settlement date of each period; both parties swap the interest rate at regular intervals during the agreed period

Gains and losses analysis: [relatively poor]

Assuming that the Customer regularly pays a fixed (or floating) interest rate and regularly receives a floating (or fixed) interest rate from the first period (inclusive) to the last period (inclusive) of the first year, if the paid interest rate is greater than the received interest rate, then the analysis of differential gains and losses of the transaction shall be the cumulative losses (before tax) of the Customer in that year: (the paid interest rate - the received interest rate)%.

Gains and losses analysis: [relatively good]

Assuming that the Customer regularly pays a fixed (or floating) interest rate and regularly receives a floating (or fixed) interest rate from the first period (inclusive) to the last period (inclusive) of the first year, if the received interest rate is greater than the paid interest rate, then the analysis of differential gains and losses of the transaction shall be the cumulative gains (before tax) of the Customer in that year: (the received interest rate - the paid interest rate)%.

Potential losses and the greatest possible risks for the Customer are (Maximum potential losses):

If any paid interest rate of the Customer is greater than the received interest rate during the period of the contract, the Customer may suffer a settlement loss in that period with an amount that has no upper limit.

4.	Cross Currency Swap

Transactions that exchange a specified amount of principal and interest between different currencies over a period of time, and may be an actual delivery or a balance settlement.

Example: The Customer conducts a Cross Currency Swap transaction in which the Customer buys/sells (or sells/buys) a specified amount of [Currency 1] in exchange for [Currency 2] over a period of time

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Settlement situation:

[Notional amount 1] is the agreed notional amount of [Currency 1]

[Notional amount 2] is the [Currency 2] notional amount of [notional amount 1] x swap rate at the beginning of the period

[Notional amount 3] is the [Currency 2] notional amount of [notional amount 1] x swap rate at the end of the period

The Customer buys (or sells) [notional amount 1] and sells (or buys) [notional amount 2] on the Spot settlement date, and sells (or buys) [notional amount 1] and buys (or sells) [notional amount 3] on the Forward settlement date;

And the Customer regularly pays (or receives) a [Currency 1] interest of [notional amount 1] x [Currency 1] interest rate x number of days based on [Currency 1] interest rate, and the Customer regularly receives (or pays) a [Currency 2] interest of [notional amount 2] x [Currency 2] interest rate x number of days based on [Currency 2] interest rate

Gains and losses analysis of Interest Rate Swap

From the first period (inclusive) to the last period (inclusive) of the first year, the Customer regularly pays (or receives) [Currency 1] interest rate, and regularly receives (or pays) [Currency 2] interest rate.

Principal swap gains and losses analysis 1:

The cost of the Customer's debit and credit in [Currency 1] and [Currency 2] is the Interest Rate Swap.

Without consideration of the swap rate at the beginning of the period, assuming that the Spot rate on the final swap date is less (or greater) than the final swap rate, the absolute value of the result of "[notional amount 1] x (Spot rate - final swap rate)" valued in [Currency 2] shall be the Customer's losses of market price from the transaction.

Principal swap gains and losses analysis 2:

The cost of the Customer's debit and credit in [Currency 1] and [Currency 2] is the Interest Rate Swap.

Without consideration of the swap rate at the beginning of the period, assuming that the Spot rate on the final swap date is greater (or less) than the final swap rate, the absolute value of the result of "[notional amount 1] x (Spot rate - final swap rate)" valued in [Currency 2] shall be the Customer's gains of market price from the transaction.

Potential losses and the greatest possible risks for the Customer are (Maximum potential losses):

◎Interest Rate Swap: If any paid interest rate of the Customer is greater than the received interest rate during the period of the contract, the Customer may suffer a settlement loss in that period with an amount that has no upper limit.

◎Principal swap: Without consideration of the swap rate at the beginning of the period, if the Spot rate on the final swap date is not in favor of the Customer's settlement, the Customer may suffer a loss of market price in that period with an amount that has no upper limit.

5.	Commodity Swap

Transactions that use commodity price as the underlying subject of a swap to exchange a specified quantity of fixed and floating prices on a regular basis during the agreed period.

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Example: The Customer conducts a swap transaction in which the Customer acts as the payer of fixed (floating) prices and the payee of floating (fixed) prices

Settlement situation:

The Customer pays (or receives) "the specified quantity x fixed price", and receives (or pays) "the specified quantity x floating price" on the settlement date

Gains and losses analysis: [relatively poor]

Assuming that the fixed price is greater (or less) than the floating price, the absolute value of the result of "the specified quantity x (fixed price - floating price)" shall be the Customer's settlement losses from the transaction.

Gains and losses analysis: [relatively good]

Assuming that the fixed price is less (or greater) than the floating price, the absolute value of the result of "the specified quantity x (fixed price - floating price)" shall be the Customer's settlement gains from the transaction.

Potential losses and the greatest possible risks for the Customer are (Maximum potential losses):

If the paid price of the Customer is greater than the received price during the period of the contract, the Customer may suffer a settlement loss in that period with an amount that has no upper limit.

6.	Option

The agreement that the Seller of the Option promises that the Buyer of the Option has the right (but not the obligation) to buy/sell an underlying asset from/to him when exercising the Option (including American, European, Bermuda, etc.), and an actual delivery or a balance settlement may be made when the agreement is performed.

(1) FX Call Option

Example: The Customer agrees to sell (or buy) a specified amount of [Currency 1] Call Option in exchange for [Currency 2] Put Option on a specific date in the future (European), and agrees that the price of buying and selling [Currency 1] in exchange for [Currency 2] shall be the exercise rate

Settlement situation:

1. The Buyer pays the Premium to the Seller at the beginning of the period;

2. If the fixing rate on the agreed Fixing Date is less than the exercise rate, the Option shall be invalid and there shall be no settlement between the Buyer and the Seller;

3. If the fixing rate on the agreed Fixing Date is greater than or equal to the exercise rate, the Customer shall have the obligation (or the right) to sell (or buy) a specified amount of [Currency 1], and buy (or sell) [Currency 2] with an amount of "the specified amount x exercise rate" on the settlement date.

(2) FX Put Option

Example: The Customer agrees to sell (or buy) a specified amount of [Currency 1] Put Option in exchange for [Currency 2] Call Option on a specific date in the future (European), and agrees that the price of buying and selling [Currency 1] in exchange for [Currency 2] shall be the exercise rate

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Settlement situation:

1. The Buyer pays the Premium to the Seller at the beginning of the period;

2. If the fixing rate on the agreed Fixing Date is greater than the exercise rate, the Option shall be invalid and there shall be no settlement between the Buyer and the Seller;

3. If the fixing rate on the agreed Fixing Date is less than or equal to the exercise rate, the Customer shall have the obligation (or the right) to buy (or sell) a specified amount of [Currency 1], and sell (or buy) [Currency 2] with an amount of "the specified amount x exercise rate" on the settlement date.

(3) Cap

Example: The Customer agrees to sell (or buy) a specified amount of Cap on a specific date in the future (European), and the agreed interest rate shall be the exercise interest rate

Settlement situation:

1. The Buyer pays the Premium to the Seller at the beginning of the period;

2. If the fixing interest rate on the agreed Fixing Date is less than the exercise interest rate, the Option shall be invalid and there shall be no settlement between the Buyer and the Seller;

3. If the fixing interest rate on the agreed Fixing Date is greater than or equal to the exercise interest rate, the Customer shall have the obligation (or the right) to pay (or receive) "a specified amount x (fixing interest rate - exercise interest rate)" on the settlement date.

(4) Floor

Example: The Customer agrees to sell (or buy) a specified amount of Floor on a specific date in the future (European), and the agreed interest rate shall be the exercise interest rate

Settlement situation:

1. The Buyer pays the Premium to the Seller at the beginning of the period;

2. If the fixing rate on the agreed Fixing Date is greater than the exercise interest rate, the Option shall be invalid and there shall be no settlement between the Buyer and the Seller;

3. If the fixing interest rate on the agreed Fixing Date is less than or equal to the exercise interest rate, the Customer shall have the obligation (or the right) to buy (or sell) "a specified amount x (exercise interest rate - fixing interest rate)" on the settlement date.

(5) Equity Call or Commodity Call

Example: The Customer agrees to sell (or buy) specified shares of call on a specific date in the future (European), and the agreed price shall be the Strike Price

Settlement situation:

1. The Buyer pays the Premium to the Seller at the beginning of the period;

2. If the fixing price on the agreed Fixing Date is less than the Strike Price, the Option shall be invalid and the Buyer and there shall be no settlement between the Buyer and the Seller;

3. If the fixing price on the agreed Fixing Date is greater than or equal to the Strike Price, the Customer shall have the obligation (or the right) to pay (or receive) "specified shares x (fixing price - Strike Price)" on the settlement date.

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(6) Equity Put or Commodity Put

Example: The Customer agrees to sell (or buy) specified shares of put on a specific date in the future (European), and the agreed price shall be the Strike Price.

Settlement situation:

1. The Buyer pays the Premium to the Seller at the beginning of the period;

2. If the fixing price on the agreed Fixing Date is greater than the Strike Price, the Option shall be invalid and the Buyer and there shall be no settlement between the Buyer and the Seller;

3. If the fixing price on the agreed Fixing Date is greater than or equal to the Strike Price, the Customer shall have the obligation (or the right) to pay (or receive) "specified shares x (Strike Price - fixing price)" on the settlement date

Maximum potential losses and the greatest possible risks for the Customer are (Maximum potential losses):

© If this Agreement is terminated before maturity by the Customer, the commodity shall be calculated based on the market price, and in addition to being unable to settle on the basis of the settlement amount calculation, the Customer may also suffer losses of premature termination and even bear an unlimited loss in extreme cases.

All these derivatives above have their own corresponding commodity risk levels. The evaluation principles of commodity attribute of derivatives include these factors, such as fluctuation range, class of underlying assets, product days, financial derivatives risk index, and commodity complexity. Comprehensively evaluating and confirming the degree of commodity risk of these financial derivatives, which is divided into 1-6 levels from low to high:

Definition of product risk level:

1.	The First Level is very conservative: the linked slight-volatility risk market, the market value or the profit and loss of the transaction are rarely influenced by the risk factors such as market changes and changes of policy and rule of law.
2.	The Second Level is conservative: the linked low-volatility risk market, the market value or the profit and loss of the transaction are rarely influenced by the risk factors such as market changes and changes of policy and rule of law.
3.	The Third Level is steady: the linked low-volatility to middle-volatility risk market, the market value or the profit and loss of the transaction are slightly influenced by the risk factors such as market changes and changes of policy and rule of law.
4.	The Fourth Level is growth: the linked middle-volatility to high-volatility risk market, the market value or the profit and loss of the transaction are moderately influenced by the risk factors such as market changes and changes of policy and rule of law.
5.	The Fifth Level is positive: the linked high-volatility risk market, the market value or the profit and loss of the transaction are greatly influenced by the risk factors such as market changes and changes of policy and rule of law, and product structure may be diversified.
6.	The Sixth Level is very positive: the linked extremely high-volatility risk market, the market value or the profit and loss of the transaction are significantly influenced by the risk factors such as market changes and changes of policy and rule of law, and product structure may be diversified or has a leverage structure, and the commodity complexity is high.

The Customer should take the financial commodity risk into full consideration and refer to the Bank’s financial commodity risk level if he deals with financial derivatives not for the purpose of hedging. If the risk level exceeds the risk rating made by the Bank, the Customer should assess the operation situation and financial operating of the company prudently and understand the relevant risk of financial commodity, and has consulted or consider there is no need to consult expert advisors other than the Bank to fully understand before makes a trade decision.

This risk discloses the risks of all exchange rates, interest rates, stock prices, credits, indexes, futures, Options, structured commodities and all other financial derivatives that can’t be disclosed in declaration and disclosure statement. Because of these risks, the Customer must understand the nature of the transactions that will be made and the risk levels that will be undertaken before conducts a transaction. The Customer should also consider carefully in terms of his operating experience, purposes, financial conditions and other points, and have a clear understanding of the nature of the transaction and the legal relationship of the relevant contracts signed, and the nature and level of the risks that may arise after the transaction, to consider deliberately whether such transactions are suitable for conducting.

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General Risk (This risk potentially exists regardless of the type of the Financial Transaction)

1.	Premature termination: If the Financial Transaction is not approved by the Bank, the Customer may not, in principle, terminate it early before the agreed Maturity Date. If the Bank agrees to terminate a contract in advance, the costs, losses or service charges incurred should be borne by the Customer, and the costs or losses include the costs incurred by writing off the hedge position of the commodity. The Customer may get a lower commodity yield than its pre-determined one, and even a negative yield.
2.	The intervention of the supervision organization: If the right of the Bank to deal with the open position is deprived or restricted due to its supervision organization or any other reasons, the Customer will be affected. Under such circumstances, the Customer may be asked to reduce the uncovered position with the Bank or unwind the position.
3.	Electronic trading: Undertake transactions on an electronic trading system, which may be different from undertaking transactions on other electronic trading systems. If the Customer undertakes transactions on an electronic system, he will be exposed to risks associated with the system including the failure of hardware and software. Failure of the system may result in the trade demand of the Customer is not executed according to the instructions, or even not executed at all.
4.	Non-agent transactions: The Customer and the Bank conduct a transaction with each other all on their own behalf, and the Bank and the Customer are each other’ s counterparty in terms of the transactions conducted.
5.	Market risk: The Customer may suffer a loss when the market quotation is detrimental to the Customer’s position. If the market quotation changes drastically, the loss of the Customer’s close position may exceed the originally expected one. The Bank only conducts a transaction when the market price of the stop-loss (limit) order or reservation order breaks through the specified price. These reservation orders may result in a failure of making a deal exactly at the price specified by the Customer due to the changes of the market quotation, and further cause a large (small) loss (profit) than the originally expected one. In extreme cases, domestic and foreign markets or institutions may stop trading so that the position of the Customer can’t be closed out, thus may lead to a larger (smaller) loss (profit).
6.	Credit risk: The Customer must bear the credit risk of the Bank. The Customer must also bear the credit risk of the credit Reference Entity if the transaction conducted by the Customer is a credit derivative.
7.	Tax risk: The product traded by the Customer may generate taxes. Also, Tax Act or relevant specifications, interpretations of any responsible institutions may generate risks such as adding or changing taxes.
8.	Risk of potential conflict of interest: The Bank will conduct a transaction as a client or agent in the market where products are traded, including but not limited to buying and selling products. This may affect the price of the product at any point of time (whether it is a positive or negative impact). In addition, the Bank is the clearing institution of the product, and the interest of the Bank may conflict with the interest of the Customer within the above range.
9.	The acquisition and extraction risk of the loss margin: If the contract document signed by the Customer with the Bank has a loss margin or Mark-to-Market Loss clause, when the market situation is detrimental to the Customer and cause the mark-to-market loss to exceed the loss limit, the Customer should provide the loss margin of the differential section between the mark-to-market and the loss limit according to the notice of the Bank, to cover all losses arising from the calculation of the transaction at the market price during the remaining period of the transaction conducted by the Customer. The mark-to-market profit or loss of the financial derivatives is affected by factors such as the market price of the underlying asset. When the market price is detrimental to the transaction of the Customer, the mark-to-market loss of the transaction is likely to be much larger than expected. When the adverse situation of the market is aggravated and/or the remaining period of the transaction conducted by the Customer is long, the loss margin mentioned above that need to be provided may be very large or much greater than expected. The Customer should cover the large amount of loss margin in a short time, but the market value of the other financial assets of the Customer may slump at this time. The ability of the Customer to cover the loss margin now may be far below the time when the market condition is normal, and the liquidity risk of fund procurement may be generated. The Customer understands that failure to fulfill the requirement for providing the loss margin, the transaction will be handled according to the contract documents or terminated early without the consent of the Customer, and the relevant losses and expenses will be undertaken by the Customer. The Customer may take tons of losses.
10.	Maximum risk exposure risk: The Customer should carefully assess in advance the maximum amount of risk exposure (or calculate the maximum amount of risk exposure generated by other undue contracts of the same type), and the appropriate hedge position of the relevant Currency holdings or expected cash outflows. If a financial derivative is not for hedging, its maximum possible loss amount may be infinite, and if it is a structured commodity that has a multiplier clause, the trade loss will enlarge due to the multiplier effect when the the market price is not favorable to the Customer. For the financial derivatives traded for the purpose of hedging, if the transaction amount is larger than the real demand, the excess part will bear the risk of no coverage by the substantial position.
11.	Terminating the transaction early: The Customer terminates the transaction early before the contract expires, and if the market price is not conducive to the transaction of the Customer, the Customer may bear huge transaction losses. The derivatives with a long day will take higher risks. And if the market price is not conducive to the transaction of the Customer, the Customer will bear higher transaction losses of early termination.

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12.	Derivative transactions may be related to, or based on, interest exchange rates, currencies, securities, commodities and other underlying assets. Under certain market conditions, the Customer may suffer relevant losses or gain considerable interests; the result may be detrimental or beneficial to the Customer and will lead to huge losses or high profits in terms of the highly leveraged of the quota or the transaction. The Customer should bear the losses caused by all risks (the amount may be fairly large). And the Bank is not responsible for any risks arising from the quota or the transaction. Therefore, the Customer should consider carefully his financial conditions, experience, targets and other relevant conditions to determine whether these transactions are suitable for conducting. The Customer must also make sure that he has been fully aware of the nature of any quotas and transactions, the contractual relationship that he will get into, and the nature and degree of the risk taken by him. This instruction cannot disclose all the risks and other important notices of the derivative transaction. The Bank recommends that the Customer obtains independent legal and investment opinions before conducting any quotas or transactions.
13.	The Customer may request the Bank to provide a description of the risks of the transaction when the transactional contract is established, and start to make a transaction request to the Bank in the way specified by the Bank after the Customer agrees to understand the risks of the transaction. Once the transaction is established, all profits and losses will be fully borne by the Customer, and the investor cannot require the Bank to assume any responsibilities for insufficient risk perception or other reasons.

Structured Product Risk

1.	Structured Product refers to the Structured Product transaction that combines fixed income products with financial derivatives (most of which are Options and swap contracts). It can link to a wide range of underlying, including transactional contracts derived from interest rate, exchange rate, stock price, index, commodity, credit event or other interests and their combinations. Structured Product is not a general savings, but an investment. Its profit and loss are influenced by many factors, such as the market price of the underlying asset, the condition of the product, the mechanism of exiting the market early, or the occurrence of the agreed credit event. In the situation where certain conditions are met, the profit of Structured Product may be higher than that of the common simple deposit rate; otherwise, it may reduce and erode the investment principal. The Bank doesn’t promise to return all investment principal when the agreement is terminated before maturity, and modest capital preservation at maturity is depending on the condition set up.
2.	“Principal protected Structured Product” refers to the condition where the Customer uses all or part of the fixed income generated by the original capital of investment for paying or exchanging financial derivatives (Options and swap contracts) when conducting a Structured Product transaction. If the trend of the underlying asset or product condition of the financial derivatives (Options and swap contracts) meets the expectation of the Customer, the remuneration of the product condition can be obtained; on the contrary, if the trend of the underlying asset or product condition of the financial derivatives (Options and swap contracts) does not meet the expectation of the Customer, the maximum probable loss is achieving nothing in the case where the Customer always owns the product prior to the date due and the credit risk has not occurred in the Bank. “Non-principal protected Structured Product” refers to the condition where the Customer uses all or part of the fixed income generated by the original capital of investment or the principal for paying or exchanging financial derivatives (Options and swap contracts) when conducting a Structured Product transaction. If the trend of underlying asset or product condition of the financial derivatives (Options and swap contracts) meets the expectation of the Customer, the remuneration of the product condition can be obtained; however, if the trend of underlying asset or product condition of the financial derivatives (Options and swap contracts) does not meet the expectation of the Customer, it is probably that the risk side of the financial derivative (Options and swap contracts) transaction is executed, and the Customer should transfer the matured principal to an agreed Currency or security or other agreed assets, or draw the amount of money lower than the original capital of investment (that is there is a loss of the original capital of investment) according to the agreed conversion condition of the original capital of investment and expired product condition.
3.	Structured Product transaction has the characteristics of the financial derivative (Options and swap contracts) (such as exchange rate, interest rate, commodity, credit, stock price or stock price index) transaction that engages in single or multiple underlying assets, and involves many risks which will probably be great. Therefore, the Customer should take account of his financial situation and risk taking ability before conducting this transaction. The following items should be paid attention to during the transaction:
(1)	The five main factors that affect the price of the financial derivatives (Options and swap contracts) are as follows: the volatility of single or multiple underlying assets, the market price or the Forward market price curve of the underlying asset, the product condition, the expiration time of the product, and the existence of the mechanism for the product to exit the market early. The changes of the price of the financial derivatives are not necessarily beneficial to the Customer when the changes of one or two above items are beneficial to the Customer. The investor should comprehensively assess the positive or negative effects caused by the various factors to make an appropriate trade decision.
(2)	For financial derivatives (Options and swap contracts), it is necessary to further assess their maximum possible loss according to the individual product conditions when the market changes are detrimental to them. The probable maximum loss may include the loss of the original capital of investment if trading “non-principal protected Structured Product”.

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(3)	When the position of the financial derivatives (Options and swap contracts) is detrimental to the Customer, the Customer uses the Spot or Forward Option in the market or the swap contract to avoid the market risk. But the risk is not necessarily smaller than that of buying back or selling the financial derivatives directly in the market, depending on the product conditions traded.
(4)	The only way for financial derivatives (Options and swap contracts) to be liquidated in advance should be buying or selling the financial derivatives traded before directly in the market, rather than trading in the Spot or Forward Option or swap contract market.
(5)	The execution of the order of financial derivatives (Options and swap contracts) depends on the market situation, and the transaction may not be concluded at a predetermined price when the market fluctuates drastically.
4.	The Customer understands the market related to the investment underlying of a "Structured Product" may be affected by laws, regulations or policies, which may cause the market to stop transactions, terminate transactions, close down or other risks.
5.	The degree of the risks faced by the Customer varies with the designs and conditions of "Structured Products". The main risks include but are not limited to the principal conversion risk, market interest rate risk, investment underlying applicability risk, principle loss risk, liquidity risk, reinvestment risk regarding acceleration of maturity, midway termination risk, credit risk, taxation risk, exchange risk, country risk, legal risk, product conditions change risk, etc. The Customer may require the Bank to provide instructions on the risks of a transaction before the establishment of the transaction contract. The Customer agrees to make a transaction request to the Bank in the manner prescribed by the Bank after understanding the transaction risks. Once the transaction is established, the Customer shall be responsible for all profits and losses, and shall not require the Bank to assume any responsibility for insufficient risk perception or other reasons.
6.	In principle, the Customer shall not terminate the contract or withdraw the money in advance before the agreed Maturity Date of the "Structured Product", unless approved by the Bank. If the Bank agrees with the Customer to terminate the contract or withdraw the money in advance, the resulting costs, losses or fees generated by the Bank shall be borne by the Customer. The costs or losses include the costs incurred by the Bank in writing off the hedge position of the product. The Customer may get a return rate lower than the preset rate of the product, or even a negative return rate (i.e. damaging investment principal).
7.	For any other Financial Transactions, the Customer must clearly understand all relevant legal requirements (including investment restrictions), and the Customer shall consider the legal, taxation, and accounting influence imposed by the Financial Transaction. When appropriate, the Customer shall also consider consulting with appropriate consultants on the products to invest and the special environment to get assisted in understanding the risks involved. If the Customer is a financial adviser or agent, various risks mentioned above shall also be assessed based on the Customer or his/her relevant circumstances.
8.	When the Customer and the Bank conduct a "Structured Product" transaction, the Customer shall understand that the Bank is a contractual object for the Customer, and is by no means a financial adviser or a trustee for its trust.
9.	Warnings on investing in Structured Products:
(1)	This product is a complex financial product and must be explained by an expert before investing. If investors cannot fully understand this product, do not invest.
(2)	This product is not a deposit but an investment which is not covered by deposit insurance.
(3)	The investor shall read product descriptions and risk disclosure statements before investing, and shall understand and judge for himself/herself, and be responsible for his/her own profits and losses.
(4)	This product is an investment-oriented product. The investor shall bear the market risk of this product and the credit risk of Taishin Bank by himself/herself.
(5)	The investor shall not sign or seal relevant documents without clearly understanding the product descriptions, contract terms and the whole document content.
(6)	The investor's midway terminating the contract may result in the recoverable money lower than the investment principal.
(7)	The maximum possible loss is the entire investment principal.
(8)	The degree of the risks faced by the investor varies with the designs and conditions of Structured Products. For cash settlement, there may risks of part or all interest, principal loss or other losses; for non-cash settlement, the principal may convert to underlying assets as agreed, and probably the investor must bear the credit risks of the Bank and the issuer of the underlying assets.
(9)	The factors that affect the price changes of financial derivatives are extremely complex. The risks disclosed by the Bank only cover the major part of the risks. It may not be able to expatiate on the transaction risks and factors affecting market quotations. Therefore, the investor shall fully understand the nature of the Structured Product, and related financial, accounting, taxation or legal issues before transaction, and assess his/her own financial status and risk tolerance, and then decide whether to invest.

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Option Transaction Risk

1.	The risk of selling Options is generally higher than the risk of buying Options: although the Customer could exclusively obtain the Premium when selling Options, he/she may bear a loss much bigger than the Premium: the obligation of the Customer's selling Options is unlimited, and with the rise and fall of the prices of underlying assets (foreign exchanges, stocks, interest rates, raw materials, etc.), the Customer's loss may be unlimited, while the profit is only limited to the Premium. The Customer must bear the risk that the Buyer exercises the Option when selling an Option. At that time, the Customer is obligated to settle in cash, or buy, sell or deliver relevant equities. Involved risk may be reduced if the Customer holds a corresponding relevant equity or underlying asset, or another Option "covered Option". In addition, as an Option Seller, the Customer must understand that he/she needs to bear market price fluctuations and other risks. When there are losses according to market assessment, the Customer should provide a deposit to the Bank as agreed. If the deposit provided is much larger than expected, there may be s liquidity risk with regard to fund transferring. If the Customer fails to fulfill the obligation to provide a deposit, so that the Bank terminates the transaction in advance, then the Customer may bear huge losses.

The market also has novel Options with different risk patterns. When the Customer undertakes an Option transaction, he/she shall first understand his/her rights and obligations, evaluate his/her risk tolerance, and then make the transaction. For example, for European Knock-in Options, the rights and obligations of the Option Buyer and Seller come into effect at the prices-comparing point when the market price knocks effective conditions, and then risks arise as stated above; for American Knock-out Options, there is no knock events after the transaction is undertaken and before the prices-comparing point, and the rights and obligations of this American Knock-out Option's Buyer and Seller are the same as general Options, but if the market price has knocked failure conditions at any time, the rights and the obligations will become invalid in advance; for digital Options, the risk of the Option Seller will rise and fall as the prices of underlying assets (foreign exchanges, stocks, interest rates, raw materials, etc.) change, and the loss will be a fixed amount, the profits will be only limited to the Premium. Furthermore, if the Customer undertakes a structured transaction with a complex pattern (covering multiple groups of Options with different Maturity Dates), for example: the product condition is to leave in advance when periodic profits accumulate to the target price, with the rise and fall of the prices of underlying assets (foreign exchanges, stocks, interest rates, raw materials, etc.), the rights and obligations of the Customer may terminate in advance. If the rights and obligations don't terminate in advance, the Customer's losses may be unlimited. Also please notice that the amount of money regarding the Customer's rights and the amount regarding the obligations do not necessarily have to be equal. The amount regarding the Customer's obligations may be multiple of the amount regarding the rights (leverage operation), resulting in the loss multiple of the profit. When the market is not in favor of the calculation direction of the delivery amount for the investor, the delivery amount may be amplified due to the leverage factor, and the investor will face delivery losses and suffer significant losses. In the worst case, the Customer's loss may have no upper limit. After the transaction day, the marked to market value will be affected by various market factors, depending on the underlying (foreign exchanges, stocks, interest rates, raw materials, etc.). For example, if the Customer undertakes a structured foreign exchange transaction with a complex pattern, he/she will be affected by market factors such as interest rates, exchange rates, credit spreads and related Currency fluctuations. When the relevant market factors are not favor of the calculation direction of the delivery amount for the investor, the transaction loss will be amplified due to the leverage factor, and the market price of the product will drop rapidly, probably causing huge transaction loss.

As the financial market changes, the Customer will be exposed to more and more single or complex structured Option transactions. The content above does not cover all kinds of Option transactions and corresponding risks, nor does it mean the Option transactions not listed here involve no risks. Therefore, the Customer must judge for himself/herself the Option to be transacted, the transaction and corresponding risks. The Bank does not forecast or guarantee any market conditions.

2.	Exchange and swap risk: Profits or losses incurred in contract transactions calculated in Foreign Currency (regardless of whether the transaction is conducted in his/her own jurisdiction or elsewhere), the unit Currency to be exchanged will likely be affected by exchange rate fluctuations. If the investor conducts a transaction with a Foreign Currency, and chooses to exchange the delivery Currency for local Currency when delivery, he/she may encounter profits or losses due to exchange rate fluctuations.
3.	Structured policy: It may not be effective to set certain instructions (such as "stop-loss orders" or "stop-limit orders" permitted by local laws) to control losses to a certain extent. Because the market may not allow clinching a deal at a preset price, and it may also make relevant orders fail to be exercised. In addition, when using a combination position policy (such as Spot or Forward transactions) to hedge against the risk of financial derivative transactions, the risk is not necessarily less than the risk of buying or selling the financial derivative directly in the market, and vice versa.
4.	Liquidity risk, transaction suspension or restriction, and price relationship: market conditions (such as Currency cannot be circulated) and/or some market regulation (such as transactions are suspended for any Currency due to the price restriction, government intervention or interruption of the trading system) may lead to difficulties in or inability to completing/complete transactions or closing/close positions. If such a situation occurs after the Customer sells a Option, the risk of loss to the Customer may increase. The normal price relationship between related assets and futures or Options may not exist. For example, under extreme market conditions, Spot contracts related to stock Options are regulated by price restrictions, and only unilateral Buyer or Seller market remains, so the appeared transaction price is actually not a true transaction price, but the price is still used to execute the Option's rights and obligations when the Option is mature. Therefore, it's hard to judge what a "fair price" is for the Customer due to a lack of relevant reference asset prices. When the Customer undertakes a structured transaction with a complex pattern which lacks liquidity due to its combination of many financial derivatives, if he/she terminates the contract in advance, there may be a spread between the actual transaction price and the original asset value of the product. As a result, the Customer may suffer a loss with regard to midway termination when he/she sells the product before maturity. And even the Customer must hold the product until its maturity once the market completely loses liquidity. Long term structured transactions with complex patterns have high risks. When the market price is not in favor of transactions for the Customer, he/she will bear big transaction losses with regard to early termination. When the Customer applies for midway termination of the contract, the value of the product will be calculated based on the market price on the termination day, not the calculation description of the original delivery amount. The calculation of the price regarding midway termination involves complex derivative calculations and risks. If the market price is not in favor of the transaction for the Customer, he/she will bear huge transaction losses. In the worst case, there is no upper limit to the possible loss.

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Swap Transaction Risk

1.	Swap means that the Customer agrees to undertake a single or a series of transaction(s) that swap(s) an underlying asset for another within a certain period in the future. The swappable underlying assets include foreign exchanges, interest rates, credit defaults, and raw materials, etc. The Customer will face the price risk arising from changes in the prices of the market underlying assets after undertaking such transactions. With the passage of time, this swap transaction may result in a loss without an upper limit due to a drastically changing market.
2.	Liquidity risk, transaction suspension or restriction: market conditions (such as Currency, credit, target bonds cannot be circulated) and/or some market regulation (such as transactions are suspended for any Currency, raw material or rate underlying due to the price restriction, government intervention or interruption of the trading system) may lead to difficulties in or inability to completing/complete transactions or closing/close positions. If such a situation occurs after the Customer undertakes a swap transaction, the risk of loss to the Customer may increase.

Other Financial Transaction risks

Spot, Forward, Forward Rate Agreement, Interest Rate Swap, Currency Swap, Cross Currency Swap, Credit Derivatives, Equity Derivatives, ECB/CB asset swap, Commodity Derivatives and other financial product transactions are also involved with or based on interest rate, exchange rate, Currency, securities, products, credit and/or other assets. Content above does not cover all kinds of Financial Transactions and their risks, and it does not mean that there are no risks for the uncovered Financial Transactions. Therefore, the Customer shall still, in its sole discretion, decide the Financial Transactions to be made and assess their risks.

Risks of RMB financial derivatives (Structured Product included)

When making the transaction with the RMB financial derivatives involved, in addition to the underlying asset risks and the various secondary-risk portfolios from the financial derivatives, the Customer might also be at the following risks when dealing with this kind of transaction since now the RMB is still subject to the relevant regulations of the Republic of China and Mainland China:

1.	The Customer shall fully understand the risk that the transaction will also be affected by other factors in addition to the market when involved with RMB financial derivatives and shall fully understand the valuation results:
(1)	In addition to the effect of general market fluctuation factors, the transaction involved with RMB financial derivatives is also subject to the law or policy changes in Mainland China or other regions; or the supply and demand of RMB funds in the market may be affected due to the limitation of the RMB clearing service, leading to a greater fluctuation range of the exchange rate, interest rate or other related underlying asset, which will affect the profit and loss on the transaction gains, as well as the market price assessment.
(2)	When the Customer makes the transaction involved with RMB, the attainability, liquidity and transferability of RMB might be affected due to the RMB clearing service, non-public market transactions or special circumstances, which then will further cause the greater transaction risks or the valuation of loss.
2.	The Customer shall fully understand that the buy/sell or clearing and settlement of RMB will be subject to the relevant regulations:
(1)	Different from the other foreign currencies, the buy/sell limit of RMB shall be in accordance with the relevant regulations regarding the Foreign Currency transaction. In the event that the Customer receives and pays in RMB for the financial derivatives, the buy/sell limit of RMB, time period and related procedures shall be aware of.
(2)	The RMB assets and debts originally possessed by the Customer or his/her receipt and payment obligations arisen from the transactions might be under the influence of the supply and demand of the RMB funds in the market due to the subject to law or policy changes or the limitation of the RMB clearing service, which then will affect the clearing and settlement of the relevant transactions. Although the Bank has conducted the follow-up work to the already accepted RMB cases, it shall dedicate itself to search for other solutions and methods. However, if necessary, it is possible for the Bank to use another Currency for clearing and settlement according to the market exchange rate at that time.
3.	The Customer shall fully understand that the RMB exchange rate and other price may apply to the underlying assets in different markets, which will affect the clearing and settlement of the transactions, as well as market price assessment result:

RMB exchange rate is currently categorized into the RMB exchange rate in the mainland China and the RMB exchange rate out of the mainland China, and there might also be many exchange rate indicators for the latter with their respective transaction markets. Different exchange rate indicators might derive the interest rate or other related underlying assets that applies to different circumstances. Aforementioned indicators might be more similar or dissimilar due to the market liquidity and other factors, which affects the price of the applicable underlying assets derived from them. The financial derivatives, clearing and settlement, and the market price assessment of different exchange rates or underlying assets are based on the different situation, each item is in accordance with its respective content in the agreed contract. The Customer shall fully understand the applicable exchange rate, interest rate, and the price of related underlying assets for the transaction, and shall, in its sole discretion, evaluate the derived transaction risks and losses before making the transaction.

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The description and risk disclosure statement and advance notice for the above financial derivatives did not cover all the risks and related considerations for all financial product transactions, and it does not mean that there are no risks for the uncovered financial product transactions included in the Customer's transactions. Therefore, if the Customer is not fully aware of all risks of this type of transaction and has not decided the applicability in its sole discretion, they shall not make this type of transaction, and is recommended to actually complete financial planning and risk assessment before the transaction, in order to avoid unbearable losses arisen from it.

The Customer has carefully read through this "Description, Risks Disclosure Statement and Advance Notice of Financial Derivatives", and confirms to have fully understand general risks for engaging in transactions described here, and agrees to assume risks of related investment and be liable for losses resulted from transactions. The Customer hereby declares that he/her has already acquired a copy of this document.

Kind Regards

Taishin International Bank

The Customer:

The Representative:

Address:

Date: July 23, 2019

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Appendix 2

Power of Attorney for Authorized Transaction Personnel and Authorized Confirmation Personnel (Confirmation Seals and Signatures)

To: Taishin International Bank (hereinafter referred to as "the Bank")                  Date: July 23, 2019

With respect to each transaction and relevant stated matters involved in "General Agreement for Financial Transaction" signed between the Drafter of Power of Attorney and the Bank, the Drafter of Power of Attorney hereby authorizes the following authorized transaction personnel as his/her agents, and any of such persons are authorized to propose a transaction request to the Bank, complete a transaction or perform the relevant instructions via oral, written or other agreed forms on behalf of the Drafter; In addition, the following authorized confirmation personnel and the seals and signatures on file (i.e. confirmation seals and signatures) are authorized to confirm each Financial Transaction agreed by the Bank on behalf of the Drafter of Power of Attorney. This Power of Attorney remains valid until the Bank confirms to receive the original copy of the written amendment notice from the Drafter of Power of Attorney.

In addition, the Drafter of Power of Attorney acknowledges and promises that authorized transaction personnel and authorized confirmation personnel for a transaction may not be the same person, which shall be managed by the Drafter on their own.

Authorized transaction personnel

Authorized transaction personnel	Name	Title	Seals and signatures
Transaction personnel 1	CHOU,HUI-YING	Administrator	CHOU,HUI-YING
Transaction personnel 2	LIN,WEI-CHEN	Administrator	LIN,WEI-CHEN
Transaction personnel 3
Transaction personnel 4

Authorized confirmation personnel and their confirmation

1.	Confirmation personnel of the Bank and any confirmation personnel appointed by the Drafter of Power of Attorney may confirm a transaction in advance on the phone on the transaction day. If no confirmation personnel is appointed by the Drafter, the Bank shall not confirm the transaction on the phone, and shall perform the Transaction Confirmation only by confirming the seals and signatures instead:

Authorized confirmation personnel	Name	Title	Phone number
Confirmation personnel 1	CHENG,CHING-YING	Section Manager	(02)8227-9189 #5802
Confirmation personnel 2	LI,HSIAO-LAN	Section Manager	(02)8227-9189 #5806
Confirmation personnel 3	TSAI,JUI-LUNG	Department Manager	(02)8227-9189 #5801

2.	Delivery details for Power of Attorney and market value assessment report

Recipient Name	Title	Phone number	Fax number
CHOU,HUI-YING	Administrator	(02)8227-9189 #5810	(02)2601-9995
LIN,WEI-CHEN	Administrator	(02)8227-9189 #5807	(02)2601-9995
Email: Winny_Chou@aoi.com.tw Julia_Lin@aoi.com.tw		Delivery address: No.18, Gong 4th Rd., Gong’er Industrial Park, Linkou Dist., New Taipei City 24452, Taiwan

3.	Official written confirmation is the Transaction Confirmation issued by the Bank in accordance with the provisions in General Agreement for Financial Transaction, stamped and sealed with following confirmation seals and signatures by the Drafter of Power of Attorney:

Confirmation Seals and Signatures

The Drafter of Power of Attorney:

The Representative:

Address:

This column is used for review by Taishin International Bank
Supervisor	Responsible person	Guaranty verification/check seal

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Appendix 3

Power of Attorney for Authorized Transaction Personnel and Confirmation Seals (Dedicated for Investment Trust Fund)

To: Taishin International Bank (hereinafter referred to as "the Bank")                     Date: ________

With respect to each Financial Transaction between the Bank and " securities investment trust fund" (hereinafter referred to as "the Fund") raised/privately offered by " securities investment trust limited liability company" (the drafter of Power of Attorney, hereinafter referred to as "the Trust Company") and safekept by " bank limited liability company" (the drafter of Power of Attorney ,hereinafter referred to as "the Custodian Bank") , the Custodian Bank of drafter acknowledges and agrees that the Trust Company of the drafter authorizes following authorized transaction personnel as agents, any of whom is authorized to propose a transaction request to the Bank, complete a transaction or perform relevant instructions regarding the Fund via verbal, written or other agreed forms on behalf of the drafter. The drafter authorizes following authorized confirmation personnel respectively to confirm each Financial Transaction, on behalf of the drafter, agreed by the Bank by phone. In addition, the Custodian Bank of the drafter authorizes following recorded seals and signatures (i.e. confirmation seals and signatures) to be used in written confirmation of each Financial Transaction agreed by the Fund and the Bank on behalf of the drafter. This Power of Attorney remains valid until the Bank confirms to receive the original copy of the written amendment notice from the Drafter of Power of Attorney.

In addition, the Drafter of Power of Attorney acknowledges and promises that authorized transaction personnel and authorized confirmation personnel for a transaction may not be the same person, which shall be managed by the Drafter on their own.

Authorized transaction personnel

	Name	Title	Seals and signatures
Transaction personnel 1
Transaction personnel 2
Transaction personnel 3

Authorized confirmation personnel and their confirmation methods

1.      Confirmation personnel of the Bank and any confirmation personnel appointed by the Trust Company may confirm a transaction in advance on the phone on the transaction day. If the Custodian Bank also appoints confirmation personnel, the Bank may also separately confirm with that confirmation personnel appointed by the Custodian Bank on the phone:

[Confirmation personnel appointed by the Trust Company]
Authorized confirmation personnel	Name	Title	Phone number
Confirmation personnel 1
Confirmation personnel 2

[Confirmation personnel appointed by the Custodian Bank] (the Custodian Bank shall decide for itself whether to appoint anyone)
Authorized confirmation personnel
Confirmation personnel 1	Name	Title	Phone number
Confirmation personnel 2

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2.	Delivery methods for Power of Attorney and market price assessment report

Recipient's name
	Title	Phone number	Fax number
Email:

3.	Official written confirmation is the Transaction Confirmation issued by the Bank in accordance with the provisions in General Agreement for Financial Transaction, stamped and sealed with following confirmation seals and signatures by the Custodian Bank:

Confirmation seals (dedicated seals for fund special account of the Custodian Bank)

The Drafter of Power of Attorney: Securities investment trust limited liability company

The Representative:

The Drafter of Power of Attorney: Bank limited liability company

The Representative:

Address:

This column is used for review by Taishin International Bank
Supervisor	Responsible person	Guaranty verification/check seal

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Appendix 4

The Customer Information Confidentiality Measures of Taishin Financial Holding Co., Ltd. and Its Various Subsidiaries

Taishin Financial Holding Co., Ltd., which was founded on February 18th, 2002, owns the Bank, security companies and other subsidiaries and provides the customers with one-stop shopping products and services. Taishin Financial Holding Co., Ltd. and its various subsidiaries will adhere to the strictest security measures previously adopted by its various subsidiaries for the customer information, and takes the necessary confidentiality measures to safeguard the information provided by the customers. The Customer Information Confidentiality Measures of Taishin Financial Holding Co., Ltd. and Its Various Subsidiaries are hereby explained as follows:

The Customer Information Confidentiality Measures of Taishin Financial Holding Co., Ltd. and Its Various Subsidiaries shall be implemented in compliance with the Financial Holding Company Act, Financial Holding Company and Subsidiaries of Financial Holding Company Cross-selling Regulations (hereinafter referred to as "the Cross-selling Regulations"), Personal Information Protection Act (including the Personal Information Protection Act that has already been amended but yet not promulgated and implemented) and the related laws of the competent authorities. Also, each subsidiary shall abide by the regulations of other relevant laws (including but not limited to Article 48 Item 2 of the Banking Law), in order to properly implement the customer information confidentiality measures.

1.	Customer Information Collection

Each subsidiary of Taishin Financial Holding Co., Ltd. has your personal information on file, because you have already been a customer of Taishin Financial Holding Co., Ltd. and its various subsidiaries, or because you have provided your information during marketing activities held by Taishin Financial Holding Co., Ltd. and its various subsidiaries.

2.	Store, Safeguard the Customer Information and the Maintenance

The various subsidiaries of Taishin Financial Holding Co., Ltd. has taken the strict measures to safeguard the customer information. In addition to the information transmission by using the existing security encryption methods (such as SSL, SET, etc.) and the creation of the firewalls to prevent hacking and illegal access to the customer information, customer information databases have also been built in accordance with related operation standards, and the professional staff haven been appointed to control the access to databases pursuant to business rights and liabilities, in order to safeguard the personal information of the customers. Anyone without official authorization from any subsidiaries of Taishin Financial Holding Co., Ltd is strictly prohibited from accessing the customer information.

3.	Information Classification, Application Scope and Project

Your personal information includes basic information, billing information, credit information, investment information, insurance information, and etc. The definition of all the information is to Article 10 of the Cross-selling Regulations.

According to the regulations of the competent authorities and the Cross-selling Regulations, in case of the disclosure, referral or interactive usage of the customer information between the subsidiaries of Taishin Financial Holding Co., Ltd,, the information being disclosed, referred to or interactively used shall not contain the transaction information and other relevant information other than the customer's basic information, unless otherwise stipulated in laws or based on the agreed contract signed by customer or the written consent.

4.	Subjects that the Information May Be Disclosed To

The subsidiaries of Taishin Financial Holding Co., Ltd. shall disclose, transfer or interactively use your basic information, billing information, credit information, investment information, insurance information, and etc. for marketing in accordance with the law, agreed contract signed by customer or the written consent; where a court or other organizations with investigation right pursuant to the law legally request Taishin Financial Holding Co., Ltd. or its subsidiaries to provide the customer information, Taishin Financial Holding Co., Ltd. or its subsidiaries are obliged to disclose or provide such relevant information.

Where the subsidiaries of Taishin Financial Holding Co., Ltd. perform the credit investigation for the purpose of the transaction management with Joint Credit Information Center, the clearing house, or organizations in the same industry, the customer information may be exchanged and disclosed according to applicable laws.

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5.	Intended Use of the Customer Information

According to applicable laws and in compliance with the Article III stated above, your basic information, billing information, credit information, investment information and insurance information may be disclosed, referred to or interactively used between the subsidiaries of Taishin Financial Holding Co., Ltd. for marketing, in order to provide you with more integral and convenient investment and finance products and services.

6.	Customer Information Confidentiality for Outsourcing Work

Where the subsidiaries of Taishin Financial Holding Co., Ltd. entrust other organizations with the work with the customer information involved, the subsidiaries of Taishin Financial Holding Co., Ltd. must request the entrusted organizations to strictly follow the confidentiality measures of the subsidiaries of Taishin Financial Holding Co., Ltd., and must request such organizations not to disclose your information to any third party. In addition, the subsidiaries shall check and supervise the entrusted organizations at any moment for compliance.

7.	Change and Modification for the Customer Information

In case of any changes in your personal information, you can notify the customer service center of the subsidiaries of Taishin Financial Holding Co., Ltd. at any moment to request for modification or supplement.

8.	The Customer's Opt-Out Right Exercise

You can notify the customer service center of the subsidiaries of Taishin Financial Holding Co., Ltd. at any moment to have the interactive usage of your personal information for marketing or business promotion activities stopped.

The subsidiaries of Taishin Financial Holding Co., Ltd. reserve the right to amend the confidentiality measures, and will announce the related information about those measures on the Internet or other public disclosure channels approved by the competent authorities; the same procedure applies in case of amendment of those measures. If you have other questions related to confidentiality measures, you can consult with Taishin Financial Holding Co., Ltd. or its subsidiaries at any time.

The subsidiaries of Taishin Financial Holding Co., Ltd. currently include:

Taishin International Bank Co., Ltd.

Taishin Securities Co., Ltd.

Taishin Financial Insurance Broker Co., Ltd.

Taishin Securities Investment Advisory (TSIA) Co., Ltd.

Taishin Securities Investment Trust Co., Ltd.

Taishin Asset Management Co., Ltd.

Taishin Marketing Consultant Co., Ltd.

Taishin Venture Capital Investment Co., Ltd.

In case of any addition to or change of the above subsidiaries in the future, the relevant information will be announced and disclosed on the official website of Taishin Financial Holding Co,. Ltd. and its various subsidiaries.

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